Filed pursuant to Rule 424(b)(5)
Registration Statement No. 333-284850

PROSPECTUS SUPPLEMENT
(to Prospectus dated March 26, 2025)

$53,763,441 Aggregate Principal Amount of Senior Secured Convertible Notes

4,839,194 Ordinary Shares Underlying the Senior Secured Convertible Notes

Warrants to Subscribe for 1,116,072 Ordinary Shares
1,116,072 Ordinary Shares Underlying the Warrants

Pursuant to this prospectus supplement and the accompanying prospectus, ADS-TEC Energy PLC (the “Company,” “we,” “us,” “our” or “ADSE Holdco”) is offering (i) $53,763,441 aggregate principal amount of our senior secured convertible notes (“Notes”), which Notes are convertible into ordinary shares, par value $0.0001 per share (“Ordinary Shares”), under certain conditions more fully described below and (ii) warrants (“Warrants”) to subscribe for 1,116,072 Ordinary Shares. The Notes and Warrants are being sold in accordance with the terms of a securities purchase agreement, dated May 1, 2025 between us and the investors therein (the “Securities Purchase Agreement”). The Notes and Warrants are immediately separable and will be issued separately, but will be purchased together as a single unit in this offering.

We are also offering by this prospectus supplement and the accompanying prospectus (i) up to 4,839,194 Ordinary Shares issuable from time to time upon conversion of the Notes based on the Alternate Conversion Price (as defined therein) of $11.11 as of the date of this prospectus supplement, although the initial conversion price of the Notes is $16.88 per share, and (ii) up to 1,116,072 Ordinary Shares issuable from time to time upon exercise of the Warrants.

The Notes have an original issue discount of seven percent (7%) resulting in gross proceeds to the Company of $50,000,000. The Notes will mature on May 1, 2028 (the “Maturity Date”) unless earlier converted or redeemed, subject to the right of the investors to extend the date under certain circumstances. The Notes bear an interest rate of 2.0% (or, following the occurrence and during the continuance of an event of default under the Notes, 12.0%) per annum. The Notes are being issued pursuant to a supplemental indenture (the “Supplemental Indenture”), dated as of May 1, 2025, between us and Wilmington Savings Fund Society, FSB, as trustee (the “Trustee”). The Supplemental Indenture supplements the indenture entered into by and between us and the Trustee, dated as of May 1, 2025 (the “Base Indenture” and, together with the Supplemental Indenture, the “Indenture”). The Indenture has been qualified under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), and the terms of the Notes include those set forth in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act.

We intend to use the net proceeds received from the sale of the Notes and Warrants in this offering for general corporate purposes. Such purposes may include working capital, capital expenditures, repayment and refinancing of debt, the acquisition of companies, businesses, technology or other assets. We have not determined the amount of net proceeds to be used specifically for any such purposes. As a result, management will retain broad discretion over the allocation of the net proceeds. We may temporarily invest the net proceeds in short-term investments until they are used for their intended purpose. We will not receive any additional proceeds if and when the Notes are converted into our Ordinary Shares.

Our Ordinary Shares are listed on the Nasdaq Capital Market under the symbol “ADSE.” On April 29, 2025, the last reported sales price of Ordinary Shares was $13.49 per share. There is no established public trading market for the Notes or the Warrants and we do not expect any such market to develop. In addition, we do not intend to list the Notes or the Warrants on any national securities exchange or other nationally recognized trading system.

We have retained D. Boral Capital LLC (the “Placement Agent” or “DBC”) as our placement agent to use its “reasonable best efforts” to solicit offers to purchase our securities in this offering. The Placement Agent has no obligation to buy any of the securities from us or to arrange for the purchase or sale of any specific number or dollar amount of securities. We have agreed to pay the Placement Agent a fee equal to 4% of the gross proceeds from the sale of Notes. See “Plan of Distribution” beginning on page S-17 regarding the compensation to be paid to the Placement Agent.

We are an “emerging growth company” as that term is used in the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”) and a “foreign private issuer,” each as defined under the U.S. federal securities laws, and, as such, are subject to reduced public company reporting requirements, as such, we have elected to comply with certain reduced public company reporting requirements for this prospectus supplement and future filings with the Securities and Exchange Commission (the “SEC”).

	Total
Offering price	US$	53,763,441
Original Issue Discount	US$	3,763,441
Placement Agent’s Fees(1)	US$	2,150,538
Proceeds to us (before expenses)	US$	47,849,462

(1)	We have agreed to pay the Placement Agent a cash fee equal to 4% of the gross proceeds from the sale of Notes. See “Plan of Distribution” for additional information regarding total compensation payable to the Placement Agent, including expenses for which we have agreed to reimburse the Placement Agent.

Delivery of the Notes and Warrants by us will be in certificated form and are expected to be made on or May 1, 2025, subject to customary closing conditions.

Investing in our securities involves a high degree of risk. Please read the information contained in and incorporated by reference under the heading “Risk Factors” beginning on page S-7 of this prospectus supplement and beginning on page 3 of the accompanying prospectus and the section captioned “Item 3D—Risk Factors” in our most recently filed Annual Report on Form 20-F, which is incorporated by reference into this prospectus supplement, and under similar headings in the other documents that are filed after the date hereof and incorporated by reference into this prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.

D. Boral Capital

The date of this prospectus supplement is May 1, 2025.

TABLE OF CONTENTS

Prospectus Supplement

Prospectus

S-i

About This Prospectus Supplement

This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of this offering and the securities offered hereby, and also adds to and updates information contained in the accompanying prospectus and the documents incorporated into each by reference. The second part is the accompanying prospectus, which provides more general information, some of which may not apply to this offering of Notes, Warrants, and Ordinary Shares. This prospectus supplement is deemed to be incorporated by reference into the accompanying prospectus solely for the purpose of this offering. When we refer only to the “prospectus,” we are referring to both parts combined.

This prospectus supplement and the accompanying prospectus are part of a registration statement that we filed with the Securities and Exchange Commission (the “SEC”) utilizing a “shelf” registration process. Each time we conduct an offering to sell securities under the accompanying base prospectus we will provide a prospectus supplement that will contain specific information about the terms of that offering, including the price, the amount of securities being offered and the plan of distribution. The shelf registration statement (File No. 333-284850) was initially filed with the SEC on February 12, 2025 and was declared effective by the SEC on March 26, 2025. This prospectus supplement describes the specific details regarding this offering and may add, update or change information contained in the accompanying base prospectus. The accompanying base prospectus provides general information about us and our securities, some of which may not apply to this offering.

This prospectus supplement describes the specific terms of the securities we are offering and adds to, and updates information in the accompanying prospectus and the documents incorporated by reference into it or this prospectus supplement. If there is a conflict between the information contained in this prospectus supplement and the information contained in any document incorporated by reference into this prospectus supplement that was filed with the SEC before the date of this prospectus supplement, you should rely on the information in this prospectus supplement. If any statement in one of these documents is inconsistent with a statement in another document having a later date — for example, a document incorporated by reference into this prospectus supplement — the statement in the document having the later date modifies or supersedes the earlier statement.

Neither the delivery of this prospectus supplement or the accompanying prospectus, nor any sale made using this prospectus supplement or the accompanying prospectus, implies that there has been no change in our affairs or that information in this prospectus supplement or the accompanying prospectus is correct as of any date after their respective dates. You should assume that the information appearing in this prospectus supplement, the accompanying prospectus, the documents incorporated by reference into this prospectus supplement and the accompanying prospectus, and in any free writing prospectus that we may authorize for use in connection with this offering, is accurate only as of the date of those respective documents. Our business, financial condition, results of operations and prospects may have changed since those dates.

You should carefully read this prospectus supplement, the accompanying prospectus, the documents incorporated by reference into this prospectus supplement and the accompanying prospectus and any free writing prospectus that we may authorize for use in connection with this offering, in their entirety before making an investment decision. You should also read and consider the information in the documents to which we have referred you in the sections of this prospectus supplement entitled “Where You Can Find Additional Information” and “Documents Incorporated by Reference.”

We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. The distribution of this prospectus supplement and the offering of our securities in certain jurisdictions may be restricted by law. Persons outside the United States who come into possession of this prospectus supplement must inform themselves about, and observe any restrictions relating to, the offering of our securities and the distribution of this prospectus supplement outside the United States. This prospectus supplement does not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, any securities offered by this prospectus supplement by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation.

You should rely only on the information contained in, or incorporated by reference into, this prospectus supplement, the accompanying prospectus and in any free writing prospectus that we may authorize for use in connection with this offering. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it.

We have filed or incorporated by reference exhibits to the registration statement of which this prospectus supplement is a part. You should read the exhibits carefully for provisions that may be important to you.

Unless otherwise indicated in this prospectus supplement or the context otherwise requires, all references to “we,” “us,” “our,” “the Company,” and “ADS-TEC” refer to ADS-TEC Energy PLC.

S-ii

Prospectus Supplement Summary

This summary highlights certain information about us, this offering and selected information contained elsewhere in or incorporated by reference into this prospectus supplement and in the accompanying prospectus. This summary is not complete and does not contain all of the information that you should consider before deciding whether to invest in our securities. For a more complete understanding of our Company and this offering, we encourage you to read and consider carefully the more detailed information in this prospectus supplement and in the accompanying prospectus, including the information incorporated by reference into this prospectus supplement and in the accompanying prospectus, and the information referred to under the heading “Risk Factors” in these documents and in the documents incorporated by reference into this prospectus supplement and in the accompanying prospectus.

Our Company

We are a supplier of integrated technology platforms (ecosystem platforms) that enable customers to run their EV charging and energy business models on those decentralized platforms. Our ecosystem platforms consist of hardware, software and services and are designed to provide key functions such as flexibility (energy storage with a battery), intelligent energy- and data management, as well as a wide range of related and recurring digital and physical services. We believe that these decentralized ecosystem platforms will play a significant role in the transition to a low carbon economy. These decentralized systems are getting more and more complex as the level of integration increases. Development must follow continuous changes in regulatory requirements and component improvements. Batteries, power inverters and all the software and security involved must be serviceable and maintained over a long period of time. For the leading players in the future energy market such as utilities and operators, the question of which platforms to invest in and run their business on will, in our opinion, be based on the quality and total cost of ownership of such platforms. Our core business is providing and servicing these ecosystem platforms to, ideally, all of the future power companies, in principle, striving to reach a CO2 neutral world. Due to the depth of our experience and capabilities across a wide range of technical disciplines, we have positioned ourselves as partner of choice for customers running their business and serving their end-customers on these platforms. We strive to penetrate three main domains of the decentralized energy market: (1) Ultra-fast Charging on power limited grids; (2) Residential sector coupling; and (3) Commercial & Industrial applications.

Corporate History and Information

We were incorporated as an Irish public limited company on July 26, 2021 solely for the purpose of effectuating the Business Combination. Prior to the Business Combination, we did not conduct any material activities other than those incident to our formation and certain matters related to the Business Combination, such as the making of certain required securities law filings.

Our principal executive offices are located at 10 Earlsfort Terrace, Dublin 2, D02 T380, Ireland. Our telephone number at this address is +353 1 920 1000.

We have appointed Cogency Global Inc., located at 122 East 42nd Street, 18th Floor, New York, NY 10168 as our agent upon whom process may be served in any action brought against us under the securities laws of the United States in connection with offerings of securities registered by the registration statement of which this prospectus is a part.

We maintain a website at www.ads-tec-energy.com, where we regularly post copies of our press releases as well as additional information about us. Our filings with the SEC are available free of charge through the website as soon as reasonably practicable after being electronically filed with or furnished to the SEC. Information contained in our website is not a part of, nor incorporated by reference into, this prospectus or our other filings with the SEC, and should not be relied upon.

All trademarks, service marks and trade names appearing in this prospectus are the property of their respective holders. Use or display by us of other parties’ trademarks, trade dress, or products in this prospectus is not intended to, and does not, imply a relationship with, or endorsements or sponsorship of, us by the trademark or trade dress owners.

Implications of Being an Emerging Growth Company and a Foreign Private Issuer

We qualify as an “emerging growth company” as defined in the JOBS Act. As an emerging growth company, we may take advantage of certain exemptions from specified disclosure and other requirements that are otherwise generally applicable to public companies. These exemptions include:

●	an exemption from the provisions of Section 404(b) of the Sarbanes-Oxley Act of 2002 requiring that our independent registered public accounting firm provide an attestation report on the effectiveness of our internal control over financial reporting;

●	reduced disclosure obligations regarding executive compensation; and

●	not being required to hold a nonbinding advisory vote on executive compensation or to seek shareholder approval of any golden parachute payments not previously approved.

We will remain an “emerging growth company” until the earliest to occur of (i) the last day of the fiscal year (a) following the fifth anniversary of the closing of the Business Combination, (b) in which we have total annual gross revenue of at least $1.235 billion or (c) in which we are deemed to be a large accelerated filer, which means the market value of equity securities held by our non-affiliates exceeds $700 million as of the last business day of our prior second fiscal quarter, and (ii) the date on which we have issued more than $1.0 billion in non-convertible debt during the prior three-year period.

We are also considered a “foreign private issuer” subject to reporting requirements under the U.S. Securities Exchange Act of 1934, as amended (the “Exchange Act”), as a non-U.S. company with foreign private issuer status. As a “foreign private issuer,” we will be subject to different U.S. securities laws than domestic U.S. issuers. The rules governing the information that we must disclose differ from those governing U.S. corporations pursuant to the Exchange Act and Nasdaq listing requirements. This means that, even after we no longer qualify as an emerging growth company, as long as we qualify as a foreign private issuer under the Exchange Act, we will be exempt from certain provisions of the Exchange Act and Nasdaq listing requirements that are applicable to U.S. domestic public companies, including:

●	the rules under the Exchange Act prescribing the furnishing and content of proxy statements to shareholders and requirements that the proxy statements conform to Schedule 14A of the proxy rules promulgated under the Exchange Act;

●	the sections of the Exchange Act regulating the solicitation of proxies, consents or authorizations in respect of a security registered under the Exchange Act;

●	the sections of the Exchange Act requiring insiders (i.e., officers, directors and holders of more than 10% of our issued and outstanding equity securities) to file public reports of their stock ownership and trading activities and liability for insiders who profit from trades made in a short period of time;

●	the rules under the Exchange Act requiring the filing with the SEC of quarterly reports on Form 10-Q containing unaudited financial and other specified information, or current reports on Form 8-K upon the occurrence of specified significant events;

●	the SEC rules on disclosure of compensation on an individual basis unless individual disclosure is required in our home country (Ireland) and is not otherwise publicly disclosed by us;

●	the requirements of Nasdaq Listing Rule 5600 (with the exception of the rules required to be followed pursuant to the provisions of Nasdaq Listing Rule 5615(a)(3)), including Rule 5635(b) which provides that shareholder approval is required for the issuance of securities when the issuance or potential issuance will result in a change of control and Rule 5635(d) which sets out the circumstances in which shareholder approval is required prior to a “20% Issuance” at a price that is less than the “Minimum Price” (as such terms are defined in the foregoing rule).

We may take advantage of these exemptions until such time as we are no longer a foreign private issuer.

We would cease to be a foreign private issuer at such time as more than 50% of our outstanding voting securities are held by U.S. residents and any of the following three circumstances applies: (i) the majority of our executive officers or directors are U.S. citizens or residents, (ii) more than 50% of our assets are located in the United States or (iii) our business is administered principally in the United States.

We may choose to take advantage of some but not all of these reduced reporting requirements of which we have taken advantage of in this prospectus. Accordingly, the information contained herein may be different from the information you receive from our competitors that are U.S. domestic filers or other U.S. domestic public companies in which you have made an investment.

The Offering

The following is a summary of the offering. For a more complete description of the terms of the Notes, the Warrants and the Ordinary Shares, you should read “Description of Securities Being Offered” in this prospectus supplement and “Description of Debt Securities,” “Description of Warrants” and “Description of Share Capital—Ordinary Shares” in the accompanying prospectus.

Issuer	ADS-TEC Energy PLC, an Irish public limited company.

Securities Offered	$53,763,441 aggregate principal amount of Notes and Warrants to subscribe for up to 9,140,304 Ordinary Shares, which consists of (i) up to 4,839,194 Ordinary Shares issuable from time to time upon conversion or otherwise under the Notes based on the Alternate Conversion Price (as defined therein) of $11.11 as of the date of this prospectus supplement, although the initial conversion price of the Notes is $16.88 per share, and (ii) up to 1,116,072 Ordinary Shares issuable from time to time upon exercise of the Warrants.

Offering Price for the Notes	$50,000,000 (representing an original issue discount of 7%).

TERMS OF NOTES

Ranking	The Notes will be senior secured obligations of the Company and will be secured by a perfected first priority security interest in all of the assets of the Company and its subsidiaries (subject to certain exclusions) and will be senior to all of the Company’s existing and future indebtedness, other than permitted sole recourse indebtedness.

Maturity Date	The Notes will mature on May 1, 2028, or the Maturity Date (unless earlier converted or redeemed, but subject to the right of the holders of Notes to extend the date under certain circumstances).

Interest	The Notes will bear interest at a rate of 2% (or, following the occurrence and during the continuance of an event of default under the Notes, 12%) per annum.

Conversion	All amounts due under the Notes are convertible at any time, in whole or in part, at the holder’s option, into our Ordinary Shares at the initial fixed conversion price of $16.88 per share, or the Conversion Price, which is subject to proportional adjustment upon the occurrence of any stock split, stock dividend, stock combination and/or similar transactions.

Voluntary Adjustment Right	Subject to the rules and regulations of the Nasdaq Capital Market, we have the right, at any time, with the written consent of the Required Holders (as defined below), to lower the fixed conversion price to any amount and for any period of time deemed appropriate by our board of directors.

Alternate Conversion	If an event of default has occurred under the Notes, each holder may alternatively elect to convert the Note at an “Alternate Conversion Price” equal to the lower of:

● the applicable Conversion Price; and

● 85% of the lowest volume weighted average price of our Ordinary Shares on any trading day during the five (5) consecutive trading day period ending and including the trading day immediately preceding the delivery or deemed delivery of the applicable Conversion Notice.

Installment Conversion; Installment Redemption	Starting on May 14, 2025, the Notes amortize in installments occurring monthly after the second installment date until maturity, payable subject to the satisfaction of certain equity conditions, in our Ordinary Shares, or otherwise at our option, in cash, as described in “Installment Payments” below.

Limitations on Conversion

Beneficial Ownership Limitation	A holder shall not have the right to convert any portion of a Note to the extent that, after giving effect to such conversion, the holder (together with certain related parties) would beneficially own in excess of 4.99%, or the Maximum Percentage, of our Ordinary Shares outstanding immediately after giving effect to such conversion.

Holder Optional Redemption Rights

Change of Control Redemption	In connection with a change of control of the Company, each holder of Notes may require us to redeem in cash all, or any portion of the Notes at a 25% redemption premium to the greater of:
● the face value of the Notes,

● the equity value of our Ordinary Shares underlying the Notes, and

● the equity value of the change of control consideration payable to the holder of our Ordinary Shares underlying the Notes.

Subsequent Placement Redemption	Upon the occurrence of certain subsequent transactions, each holder of Notes may require us to redeem in cash in whole or in part, in cash with the gross proceeds therefrom.

Asset Sale Redemption	Upon the occurrence of certain asset sales, each holder of Notes may require us to redeem the Notes, in whole or in part, in cash with the gross proceeds therefrom.

Event of Default Redemption	Upon an event of default, each holder of Notes may require us to redeem in cash all, or any portion, of the Notes at a 25% redemption premium to the greater of the face value and the equity value of our Ordinary Shares underlying the Notes.

Company Optional Redemption	At any time, the Company shall have the right to redeem all or a portion of the unpaid amount then remaining under the Note at price equal to the greater of:

● the face value of the Notes; and

● the equity value of our ordinary shares underlying the Notes.

Bankruptcy Event of Default Mandatory Redemption	Upon any bankruptcy event of default, we shall immediately redeem in cash all amounts due under the Notes at a 25% premium, unless the holder waives such right to receive such payment.

Make-Whole Amount	In connection with any conversion, redemption or other payment of the Notes, we will also pay an amount equal to the amount of additional interest that would accrue under such Notes at the interest rate then in effect assuming that the outstanding principal amount of such Notes remained outstanding through and including the maturity date of such Notes.

Installment Payments

Starting on May 14, the Notes amortize in installments, and we will make monthly payments on the first trading day of each month commencing on the second installment date through the maturity date, payable in cash or our Ordinary Shares.

If we elect to pay in cash, the principal due will include a 10% premium, plus accrued and unpaid interest and any late charges on the Notes.

If we elect to pay in Ordinary Shares, for purposes of (a) the initial installment, the monthly amortization of our Ordinary Shares will be valued at 80% of the lower of (i) the Closing Bid Price and (ii) the lowest daily volume-weighted average closing price over the five (5) trading days prior to such installment and (b) installments thereafter, the monthly amortization our Ordinary Shares will be valued at the lower of:

● the Conversion Price then in effect; and

● 95% of the lowest daily volume-weighted average closing prices over the ten (10) trading days prior to the amortization.

The holder of the Notes has the option to defer individual amortization payments to a later date, as well as, in the case of Ordinary Shares, accelerate amortization payments per due date.

TERMS OF WARRANTS

Ordinary Shares Issuable on Exercise	Up to 1,116,072 our Ordinary Shares.

Exercise Price	$16.88, subject to certain adjustments.

Cashless Exercise	If at the time of exercise of the Warrants, there is no effective registration statement registering our Ordinary Shares underlying the Warrants, the Warrants may be exercised on a cashless basis pursuant to their terms.

Limitation on Exercise	A holder shall not have the right to exercise any portion of a Warrant to the extent that, after giving effect to such conversion, the holder (together with certain related parties) would beneficially own in excess of 4.99%, or the Maximum Percentage, of our Ordinary Shares outstanding immediately after giving effect to such conversion.

Exercise Period	The Warrants will become exercisable on the date of issuance and will be exercisable for a period of five (5) years after the date upon which they become exercisable.

Use of Proceeds

We estimate that the net proceeds from this offering, after deducting estimated expenses of $2.8 million payable by us, will be approximately $47.2 million. We intend to use the net proceeds from this offering for general corporate purposes. We will not receive any additional proceeds if and when the Notes are converted into our Ordinary Shares.

If the Warrants that we are offering are fully exercised for cash, we will receive additional proceeds of up to approximately $18.8 million. We expect to use the net proceeds from the exercise of the Warrants for general corporate purposes. See “Use of Proceeds.”

Risk Factors	See the information under the caption “Risk Factors” in this prospectus supplement and the accompanying prospectus and the other information contained or incorporated by reference in this prospectus supplement for a discussion of factors you should carefully consider before deciding to invest in our securities.

Trading	We do not intend to apply to list the Notes or the Warrants on any securities exchange or for inclusion of the Notes or Warrants on any automated dealer quotation system. Our Ordinary Shares are listed on the Nasdaq Capital Market under the symbol “ADSE.”

Material U.S. Federal Income Tax Considerations	You should consult your tax advisor with respect to the U.S. federal income tax consequences of owning the Notes, the Warrants or any Ordinary Shares into which the Notes may be converted and may be issued upon exercise of the Warrants in light of your own particular situation and with respect to any tax consequences arising under the laws of any state, local, foreign or other taxing jurisdiction. See “Material U.S. Federal Income Tax Considerations” in this prospectus supplement.

Material Irish Tax Considerations	You should consult your tax advisor with respect to the Irish tax consequences of owning the Notes, the Warrants or any Ordinary Shares into which the Notes may be converted and may be issued upon exercise of the Warrants in light of your own particular situation and with respect to any tax consequences arising under the laws of any state, local, foreign or other taxing jurisdiction. See “Certain Material Irish Tax Considerations to Non-Irish Holders” in this prospectus supplement.

Risk Factors

An investment in our securities carries a significant degree of risk. Before you decide to purchase our securities, you should carefully consider all risk factors set forth in the applicable prospectus supplement and the documents incorporated by reference herein or therein. See “Documents Incorporated by Reference.” These risk factors are not exhaustive, and investors are encouraged to perform their own investigation with respect to our business, financial condition and prospects. You should carefully consider these risk factors in addition to the other information included in this prospectus, including matters addressed in the section entitled “Forward-Looking Statements.” We may face additional risks and uncertainties that are not presently known to us, or that we currently deem immaterial, which may also impair our business or financial condition. The risk factors should be read in conjunction with our financial statements and notes to the financial statements incorporated by reference herein. If any of these risks actually occur, our business, financial condition, results of operations or prospects could be materially affected. As a result, the trading prices of our securities could decline and you could lose part or all of your investment.

We may be adversely affected by inflationary or market fluctuations, including impact of recently enacted and prospective additional tariffs and regulations, in the cost of products consumed in providing our services or our cost of labor.

The prices we pay for the principal items we consume in performing our services are dependent primarily on current market prices. We have consolidated certain supply purchases with national vendors through agreements containing negotiated prospective pricing. In the event such vendors are not able to comply with their obligations under the agreements and we are required to seek alternative suppliers, we may incur increased costs of supplies.

Battery storage solutions and charging systems for electric vehicles are impacted by commodity pricing factors, including the impact of tariffs, which in many cases are unpredictable and outside of our control. We seek to pass on to customers such increased costs but sometimes we are unable to do so. Even when we are able to pass on such costs to our customers, from time to time, sporadic unanticipated increases in the costs of certain supply items due to market or economic conditions may result in a timing delay in passing on such increases to our customers. This type of spike and unanticipated increase in battery storage and charging system costs could adversely affect our operating performance, and the adverse effect could be greater if we are delayed in passing on such additional costs to our customers (e.g., where we may not be able to pass such increase on to our customers until the time of our next scheduled service billing review).

Our business operations and financial performance are subject to risks associated with global economic conditions and international trade policies. The imposition of tariffs and other trade barriers by governments can significantly affect our supply chain, production costs, and market competitiveness. Tariffs increase the cost of imported goods, which can lead to higher production costs and reduced profit margins. Additionally, retaliatory tariffs imposed by other countries can restrict our access to key markets, adversely affecting our sales and revenue. The uncertainty surrounding trade policies may also disrupt our supply chain, causing delays and inefficiencies in production and distribution.

President Donald Trump has recently announced a series of tariffs aimed at various countries, including China, Mexico, and Canada. These tariffs include a 25% levy on imports from Mexico and Canada, and a 10% levy on imports from China. Additionally, President Trump has initiated an investigation into the national security risks posed by U.S. reliance on imported processed critical minerals. This investigation may lead to further tariffs on these essential materials, impacting industries reliant on these imports. The ongoing trade disputes and retaliatory measures from affected countries add to the uncertainty and potential disruptions in our supply chain.

Global economic instability, including fluctuations in currency exchange rates, inflation, and economic downturns, can impact consumer demand and purchasing power. These factors may lead to decreased sales and increased operational costs, further affecting our financial performance.

We continuously monitor global economic trends and trade policies to mitigate these risks. Our strategies include diversifying our supply chain, which increases our ability to obtain more favorable pricing, exploring alternative markets, and adjusting pricing strategies to maintain competitiveness.

Our cost of labor may be influenced by factors in certain market areas. A substantial number of our employees are hourly employees whose wage rates are affected by increases in national or state minimum wage rates, wage inflation or local job market adjustments. We do not have a contractual right to automatically pass through all wage rate increases resulting from wage rate inflation or local job market adjustments, and we may be delayed in doing so. Our delay in, or inability to pass such wage increases through to our customers could have a material adverse effect on our financial condition, results of operations, and cash flows.

Risks Related to the Notes and the Warrants

Servicing our debt requires a significant amount of cash, and we may not have sufficient cash flow from our business to pay our debt.

Our ability to make scheduled payments of the principal of, to pay interest on, to pay any cash due upon conversion of, or to refinance, our indebtedness, including the Notes, depends on our future performance, which is subject to economic, financial, competitive and other factors beyond our control. Our business may not continue to generate cash flow from operations in the future sufficient to service our indebtedness and make necessary capital expenditures. If we are unable to generate such cash flow, we may be required to sell assets, restructure debt or obtain additional equity capital on terms that may be onerous or highly dilutive. Our ability to refinance our indebtedness will depend on the capital markets and our financial condition at such time. We may not be able to engage in any of these activities or engage in these activities on desirable terms, which could result in a default on our debt obligations.

We may not have the ability to raise the funds necessary to pay the principal of the Notes or our other outstanding notes or purchase the Notes or other outstanding notes as required upon a change of control, and our future debt may contain limitations on our ability to pay cash upon conversion or repurchase of the Notes.

If a change of control occurs, holders of the Notes and our other outstanding notes may require us to repurchase, for cash, all or a portion of their Notes. See “Description of Notes—Fundamental Transactions.” A change of control may also constitute an event of default under, and result in the acceleration of the maturity of, our then-existing indebtedness. In addition, upon conversion of the Notes and our other outstanding notes, unless we settle our conversion obligation in solely Ordinary Shares (other than cash in lieu of any fractional share), we will be required to make cash payments in respect of the Notes being surrendered for conversion as described under “Description of Notes—Conversion.”

We cannot assure you that we will have sufficient financial resources, or will be able to arrange financing, to pay the change of control purchase price in cash with respect to any Notes surrendered by holders for purchase upon a change of control or to make any applicable cash payments upon conversions.

Some significant restructuring transactions may not constitute a change of control, in which case we would not be obligated to purchase the Notes.

Upon the occurrence of a change of control, you have the right to require us to purchase your Notes. However, the change of control provisions will not afford protection to holders of Notes in the event of certain transactions that could adversely affect the Notes. For example, transactions such as leveraged recapitalizations, refinancings, restructurings or acquisitions initiated by us would not constitute a change of control requiring us to repurchase the Notes. In the event of any such transaction, holders of the Notes would not have the right to require us to purchase their Notes, even though each of these transactions could increase the amount of our indebtedness, or otherwise adversely affect our capital structure or any credit ratings, thereby adversely affecting holders of the Notes.

The conversion feature of the Notes, if triggered, may adversely affect our financial condition and operating results.

If one or more holders elect to convert their Notes, unless we satisfy our conversion obligation by delivering solely Ordinary Shares, we would be required to settle all or a portion of our conversion obligation through the payment of cash, which could adversely affect our liquidity. In addition, even if holders do not elect to convert their Notes, we could be required under applicable accounting rules to reclassify all or a portion of the outstanding principal of the Notes as a current rather than long-term liability, which would result in a material reduction of our net working capital.

The accounting method for convertible debt securities that may be settled in cash, such as the Notes, could have a material effect on our reported financial results.

In May 2008, the Financial Accounting Standards Board (the “FASB”) issued FASB Staff Position No. APB 14-1, Accounting for Convertible Debt Instruments That May Be Settled in Cash Upon Conversion (Including Partial Cash Settlement), which has subsequently been codified as Accounting Standards Codification 470-20, Debt with Conversion and Other Options (“ASC 470-20”). Under ASC 470-20, an entity must separately account for the liability and equity components of the convertible debt instruments (such as the Notes) that may be settled entirely or partially in cash upon conversion in a manner that reflects the issuer’s economic interest cost. The effect of ASC 470-20 on the accounting for the Notes is that the equity component is required to be included in the additional paid-in capital section of stockholders’ equity on our consolidated balance sheet and the value of the equity component would be treated as original issue discount for purposes of accounting for the debt component of the Notes. As a result, we will be required to record a greater amount of non-cash interest expense in current periods presented as a result of the amortization of the discounted carrying value of the Notes to their face amount over the term of the Notes. We will report lower net income in our financial results because ASC 470-20 will require interest to include both the current period’s amortization of the debt discount and the instrument’s coupon interest, which could adversely affect our reported or future financial results, the market price of our Ordinary Shares.

In addition, under certain circumstances, convertible debt instruments (such as the Notes) that may be settled entirely or partly in cash are currently accounted for utilizing the treasury stock method, the effect of which is that the shares issuable upon conversion of the Notes are not included in the calculation of diluted earnings per share except to the extent that the conversion value of the Notes exceeds their principal amount. Under the treasury stock method, for diluted earnings per share purposes, the transaction is accounted for as if the number of Ordinary Shares that would be necessary to settle such excess, if we elected to settle such excess in shares, are issued. We cannot be sure that the accounting standards in the future will continue to permit the use of the treasury stock method. If we are unable to use the treasury stock method in accounting for the shares issuable upon conversion of the Notes, then our diluted earnings per share would be adversely affected.

Future sales of our Ordinary Shares in the public market could lower the market price for our Ordinary Shares and adversely impact the trading price of the Notes.

In the future, we may sell additional Ordinary Shares to raise capital. In addition, a substantial number of Ordinary Shares are reserved for issuance upon conversion of the Notes and exercise of the Warrants. We cannot predict the size of future issuances or the effect, if any, that they may have on the market price for our Ordinary Shares. The issuance and sale of substantial amounts of Ordinary Shares, or the perception that such issuances and sales may occur, could adversely affect the market price of our Ordinary Shares and impair our ability to raise capital through the sale of additional equity securities.

There is no existing trading market for the Notes or Warrants.

There is no existing trading market for the Notes or Warrants. We do not intend to apply for listing of the Notes or Warrants on any securities exchange or to arrange for quotation on any interdealer quotation system. It is unlikely that an active trading market will develop for the Notes or Warrants. Unless an active trading market develops, you may not be able to sell the Notes or Warrants at a particular time or at a favorable price.

As we issue Ordinary Shares to satisfy our conversion obligation or upon an exercise of the Warrants, such issuances will dilute the ownership interest of our existing shareholders, including holders who had previously converted their Notes or exercised Warrants.

As we issue Ordinary Shares to satisfy our conversion obligation or upon an exercise of the Warrants, such issuances will dilute the ownership interests of our existing shareholders. Any sales in the public market of our Ordinary Shares issuable upon such conversion or exercise could adversely affect prevailing market prices of our Ordinary Shares. In addition, the existence of the Notes and the Warrants may encourage short selling by market participants because the conversion of the Notes or exercise of the Warrants could depress the price of our Ordinary Shares.

If you hold Notes, you are entitled to only limited rights with respect to our Ordinary Shares, but you are subject to all changes made with respect to our Ordinary Shares to the extent the consideration due upon conversion includes Ordinary Shares.

As we issue Ordinary Shares to satisfy all or a portion of our conversion obligation, holders who convert their Notes will not be entitled to voting rights with respect to our Ordinary Shares until the conversion date relating to such Notes, but holders of Notes will be subject to all changes affecting our Ordinary Shares. For example, if an amendment is proposed to our articles of incorporation or by-laws requiring stockholder approval, a holder of Notes will not be entitled to vote on the amendment, although such holder will nevertheless be subject to any changes affecting our Ordinary Shares.

If you purchase Notes in this offering, you may experience future dilution as a result of future equity offerings, convertible debt offerings or other equity issuances.

In order to raise additional capital, we may in the future offer and issue additional Ordinary Shares or other securities convertible into or exchangeable for our Ordinary Shares. We cannot assure you that we will be able to sell shares or other securities in any offering at a price per share that is equal to or greater than the price per share paid by investors in previous offerings, and investors purchasing shares or other securities in the future could have rights superior to existing stockholders. The price per share at which we sell additional Ordinary Shares or other securities convertible into or exchangeable for Ordinary Shares in future transactions may be higher or lower than the price per share in previous offerings. Further, we may choose to raise additional capital due to market conditions or strategic considerations, even if we believe we have sufficient funds for our current or future operating plans. In addition, the exercise of outstanding stock options and warrants or the settlement of outstanding restricted stock units, or the issuance of Ordinary Shares upon conversion of Notes, would result in further dilution of your investment. The issuance of such additional Ordinary Shares (including pursuant to the exercise of outstanding stock options or warrants or the conversion of Notes), or securities convertible into or exchangeable or exercisable for Ordinary Shares, may result in downward pressure on the price of our Ordinary Shares.

The change of control purchase feature of the Notes may delay or prevent an otherwise beneficial attempt to take over our company.

The terms of the Notes require us to offer to purchase the Notes for cash in the event of a change of control. A non-stock takeover of our company may trigger the requirement that we purchase the Notes. This feature may have the effect of delaying or preventing a takeover of our company that would otherwise be beneficial to investors.

If you are a U.S. holder, you may be deemed to receive a taxable distribution without the receipt of any cash or property.

The conversion rate of the Notes is subject to adjustment in certain circumstances. Adjustments to the conversion rate of the Notes that have the effect of increasing your proportionate interest in our assets or “earnings and profits” may in some circumstances result in a constructive distribution subject to U.S. federal income tax without the receipt of any cash. You are urged to consult your tax advisors with respect to the U.S. federal income tax consequences resulting from an adjustment to the conversion rate of the Notes. See “Material U.S. Federal Income Tax Considerations.”

Similarly, any adjustment to the number of shares that will be issued on the exercise of a Warrant, or an adjustment to the exercise price of a Warrant, may be treated as a constructive distribution to you if, and to the extent that, such adjustment has the effect of increasing your proportionate interest in our assets or “earnings and profits.” An adjustment can be treated as a constructive distribution regardless of whether you ever exercise the Warrant or receive any cash or property as a result of the adjustment (or, in certain circumstances, a failure to adjust). You are urged to consult your tax advisors with respect to the U.S. federal income tax consequences resulting from an adjustment to the number of shares that will be issued on the exercise of a Warrant, or an adjustment to the exercise price of a Warrant. See “Material U.S. Federal Income Tax Considerations.”

Payments of interest or other distributions on the Notes or the Warrants may be subject to Irish dividend withholding tax (“DWT”) and/or Irish income tax

DWT (currently at a rate of 25%) may arise in respect of payments of interest or other distributions on the Notes or the Warrants. For DWT and Irish income tax purposes, a payment of interest includes the issue of any Ordinary Shares to a holder of the Notes in respect of a liability to pay interest on the Notes. In addition, because the Notes are not quoted on a recognized stock exchange, any other distribution out of the assets of the Company in respect of the Notes in so far as it exceeds the issue price of the Notes (including the original issue discount) may be subject to DWT unless the Notes are issued on terms reasonably comparable with the terms of issue of Notes which are quoted on a recognized stock exchange.

Where an exemption from DWT does not apply in respect of a distribution made to a holder of the Notes or the Warrants, the Company is responsible for withholding DWT prior to making such distribution and remitting the relevant payment to the Revenue Commissioners of Ireland (“Irish Revenue”). See “Certain Material Irish Tax Considerations to Non-Irish Holders.”

The issue of the Warrants could be subject to Irish stamp duty

Irish stamp duty may be chargeable on the issue of the Warrants at a rate of 1% of the greater of the price paid or the market value of the Warrants. Payment of Irish stamp duty is generally a legal obligation of the Warrant holder on issuance of the Warrants.

The Notes and Warrants will not be listed on any securities exchange, nor will the interest therein be held beneficially through the Depositary Trust Company, which could subject a transferee of the Notes or the Warrants to Irish stamp duty upon a transfer of such Notes or Warrants

Irish stamp duty may be chargeable on transfers of the Notes or the Warrants at a rate of 1% of the greater of the price paid or market value of the Notes or Warrants transferred. Payment of Irish stamp duty is generally a legal obligation of the transferee. The potential for stamp duty could adversely affect the price of your Notes or Warrants.

We may not have the ability to pay interest on the Notes or to redeem the Notes.

The Notes bear interest at a rate of 2% per annum and add amortization payments with respect to the principal amount of the Notes and accrued and unpaid interest are due and payable monthly. If we are unable to satisfy certain equity conditions, we will be required to pay all amounts due on any installment date in cash. If a change of control occurs, Holders may require us to repurchase, for cash, all or a portion of their Notes. See, “Description of Notes -- Fundamental Transactions.” Our ability to pay amortization payments and interest on the Notes, to repurchase the Notes, to fund working capital needs, and fund planned capital expenditures depends on our ability to generate cash flow in the future. To some extent, this is subject to general economic, financial, competitive, legislative and regulatory factors, and other factors that are beyond our control. We cannot assure you that we will continue to maintain sufficient cash reserves or that our business will continue to generate cash flow from operations at a level sufficient to permit us to pay the interest on the Notes or to repurchase or redeem the Notes or that our cash needs will not increase.

The Holder can defer an installment payment due on any installment date to another installment date and may, on any installment date accelerate the payment of amounts due on up to for future installment dates. Therefore, we may be required to repay the entire principal amount and accrued and unpaid interest on the Notes in one lump sum on the maturity date of the Note. If we are unable to satisfy certain equity conditions, we will be required to pay all amounts due whether by deferral or acceleration in cash we may not have sufficient funds to repay the Notes under such circumstances.

Our failure to make the required payments on the Notes would permit the Holders to accelerate our obligations under the Notes. Such default may also lead to a default under our agreements governing any of our current and future indebtedness.

If we are unable to generate sufficient cash flow from our operations in the future to service our indebtedness and meet our other needs, we may have to refinance all or a portion of the indebtedness, obtain additional financing, reduce expenditures, or sell assets that we deem necessary to our business. We cannot assure you that any of these measures would be possible or that additional financing could be obtained on favorable terms, if at all. The inability to obtain additional financing on commercially reasonable terms would have a material adverse effect on our financial condition and our ability to meet our obligations to you under the Notes.

Risks Related to Ownership of Our Ordinary Shares

The trading price of our Ordinary Shares has been volatile and is likely to be volatile in the future.

Our stock could be subject to wide fluctuation in response to many risk factors listed in this section or incorporated by reference into this prospectus, and others beyond our control, including:

●	volatility in the wake of a natural disaster or health pandemic that has often been unrelated to the operating performance of particular companies;

●	the impact of emerging natural disaster, health pandemics or other adverse public health developments;

●	actual or anticipated variations in operating results;

●	changes in financial estimates by the Company or failure to meet these estimates;

●	failure of securities analysts to initiate or maintain coverage of the Company, changes in financial estimates by any securities analysts who follow the Company, or the Company’s failure to meet these estimates or the expectations of investors;

●	the issuance of reports from short sellers that may negatively impact the trading price of the Ordinary Shares and/or Warrants;

●	conditions or trends in the Company’s industry;

●	stock market price and volume fluctuations of other publicly traded companies and, in particular, those that operate in the electric vehicle charging infrastructure industry;

●	announcements by the Company or its competitors of new product or service offerings, significant acquisitions, technical innovations, capital commitments, strategic partnerships or divestitures;

●	announcements of investigations or regulatory scrutiny of the Company or lawsuits threatened or filed against the Company;

●	negative publicity related to problems in the Company’s manufacturing or the real or perceived quality of the Company’s products;

●	rumors and market speculation involving the Company or other companies in our industry;

●	capital commitments;

●	political and country risks in the geographical areas in which the Company is operating;

●	business disruption and costs related to shareholder activism;

●	new laws, regulations, subsidies, or credits or new interpretations of them applicable to the Company’s business;

●	the expiration of contractual lock-up or market standoff agreements;

●	additions or departure of key personnel;

●	sales or anticipated sales of Ordinary Shares and/or Warrants, including sales by the Company, the Company’s directors and officers, or shareholders;

●	market conditions in the Company’s industry and general economic, political and market conditions, including those resulting from ongoing conflict between Russia and Ukraine and increased trade restrictions by governmental and private entities; and

●	expectations of future cash dividend declarations and payments.

If securities or industry analysts do not publish research or publish inaccurate or unfavorable research about our business, our stock price and trading volume could decline.

The market price for the Ordinary Shares and Warrants depends in part on the research and reports that securities or industry analysts publish about the Company or the Company’s business. If industry analysts cease coverage of the Company, the trading price for the Ordinary Shares and/or Warrants would be negatively affected. In addition, if one or more of the analysts who cover the Company downgrade the Ordinary Shares and/or Warrants or publish inaccurate or unfavorable research about the Company’s business, the Ordinary Share and/or Warrant price would likely decline. If one or more of these analysts cease coverage of us or fail to publish reports on us regularly, demand for the Ordinary Shares and/or Warrants could decrease, which might cause the Ordinary Share and/or Warrant price and trading volume to decline.

Future sales, or the possibility of future sales, of a substantial number of our Ordinary Shares could adversely affect the price of the shares and dilute shareholders.

Future sales of a substantial number of our Ordinary Shares, or the perception that such sales will occur, could cause a decline in the market price of our Ordinary Shares. This is particularly true if we sell our stock at a discount. If our stockholders sell substantial amounts of Ordinary Shares in the public market, or the market perceives that such sales may occur, the market price of our Ordinary Shares and our ability to raise capital through an issue of equity securities in the future could be adversely affected.

In addition, in the future, we may issue additional Ordinary Shares or other equity or debt securities convertible into Ordinary Shares in connection with a financing, acquisition, litigation settlement, employee arrangements or otherwise. Any such issuance could result in substantial dilution to our existing stockholders and could cause the market price of our Ordinary Shares to decline.

Future sales or transfers of our Ordinary Shares could be subject to Irish stamp duty

A transfer of Ordinary Shares, other than one effected by means of the transfer of book-entry interests representing the Ordinary Shares through the Depositary Trust Company (“DTC”) may be subject to Irish stamp duty (currently at the rate of 1% of the higher of the price paid or the market value of the Ordinary Shares acquired). Payment of Irish stamp duty is generally a legal obligation of the transferee. The potential for stamp duty could adversely affect the price of your Ordinary Shares.

Transfers of Ordinary Shares effected by means of the transfer of book entry interests representing the Ordinary Shares through DTC will not be subject to Irish stamp duty.

We have not paid cash dividends in the past and do not expect to pay dividends in the future. Any return on investment may be limited to the value of our Ordinary Shares.

We have never paid cash dividends on our Ordinary Shares and do not anticipate doing so in the foreseeable future. It is presently intended that we will retain our earnings for use in business operations and, accordingly it is not anticipated that our Board will declare dividends in the foreseeable future. The payment of dividends on our Ordinary Shares will depend on earnings, financial condition and other business and economic factors affecting us at such time as our board of directors may consider relevant. Further, the agreements governing our indebtedness limit our ability to make dividends on our Ordinary Shares. If we do not pay dividends, our Ordinary Shares may be less valuable because a return on your investment will only occur if our stock price appreciates.

Dividends and other distributions received on the Ordinary Shares may be subject to DWT and/or income tax.

If the Company were to declare and pay dividends, in certain limited circumstances, Irish dividend withholding tax (currently at a rate of 25%) may arise in respect of dividends paid on the Ordinary Shares. A number of exemptions from DWT exist such that shareholders resident in the U.S. and certain other countries may be entitled to exemptions from DWT.

The Irish Revenue have confirmed that shareholders resident in the U.S. that hold their Ordinary Shares through DTC will not be subject to DWT, provided the addressees of the beneficial owners of such Ordinary Shares in the records of the brokers holding such Ordinary Shares are recorded as being in the U.S. (and such brokers have further transmitted the relevant information to a qualifying intermediary appointed by the Company). However, other holders of Ordinary Shares may be subject to DWT, which could adversely affect the price of their Ordinary Shares.

Ordinary Shares received by means of a gift or inheritance could be subject to Irish capital acquisitions tax.

Irish capital acquisitions tax (“CAT”) could apply to a gift or inheritance of Ordinary Shares irrespective of the place of residence, ordinary residence or domicile of the parties. This is because Ordinary Shares will be regarded as property situated in Ireland. The person who receives the gift or inheritance has primary liability for CAT. Gifts and inheritances passing between spouses are exempt from CAT. Children have a tax-free threshold of €400,000 in respect of taxable gifts or inheritances received from their parents.

We are an “emerging growth company” as that term is used in the JOBS Act, and we intend to continue to take advantage of reduced disclosure and governance requirements applicable to emerging growth companies, which could result in our Ordinary Shares being less attractive to investors and adversely affect the market price of our Ordinary Shares or make it more difficult to raise capital as and when we need it.

We are an “emerging growth company” as that term is used in the JOBS Act, and we intend to continue to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved, and exemptions from any rules that the Public Company Accounting Oversight Board may adopt requiring mandatory audit firm rotation or a supplement to the auditor’s report on the financial statements. We currently take advantage of some, but not all, of the reduced regulatory and reporting requirements that are available to us under the JOBS Act, and intend to continue to do so as long as we qualify as an “emerging growth company.” For example, so long as we qualify as an “emerging growth company,” we may elect not to provide you with certain information, including certain financial information and certain information regarding compensation of our executive officers, that we would have otherwise been required to provide in filings we make with the SEC, which may make it more difficult for investors and securities analysts to evaluate us.

We cannot predict if investors will find our Ordinary Shares less attractive because we will rely on these exemptions. If some investors find our Ordinary Shares less attractive as a result, there may be a less active trading market for our Ordinary Shares and our stock price may be more volatile. We may take advantage of these reporting exemptions until we are no longer an emerging growth company, which in certain circumstances could be for up to five years. See “Prospectus Supplement Summary — Implications of Being an Emerging Growth Company and a Foreign Private Issuer.”

Because of the exemptions from various reporting requirements provided to us as an “emerging growth company,” we may be less attractive to investors and it may be difficult for us to raise additional capital as and when we need it. Investors may be unable to compare our business with other companies in our industry if they believe that our financial accounting is not as transparent as other companies in our industry. If we are unable to raise additional capital as and when we need it, our business, results of operations, financial condition and cash flows, and future prospects may be materially and adversely affected.

We may be or become a PFIC, which could result in adverse U.S. federal income tax consequences to U.S. holders.

If we are a PFIC for any taxable year (or portion thereof) that is included in the holding period of a U.S. holder, the U.S. holder may be subject to adverse U.S. federal income tax consequences and additional reporting requirements We do not believe that we were a PFIC for our most recently completed taxable year and, based on the composition of our current gross assets and income and the manner in which it expects to operate its business in the current taxable year and future taxable years, do not currently expect to be classified as a PFIC for the current taxable year or foreseeable future taxable years. However, this conclusion is a factual determination that must be made annually at the close of each taxable year and depends, among other things, upon the composition of our gross income and assets and its market capitalization, which is likely to fluctuate. Accordingly, there can be no assurance that we will not be treated as a PFIC for any taxable year. For a more detailed discussion of certain material U.S. federal income tax consideration that may be relevant to a U.S. holder in respect of our PFIC classification, please see “Material U.S. Federal Income Tax Considerations – Passive Foreign Investment Company Status.” U.S. holders are urged to consult their tax advisors regarding the possible application of the PFIC rules to acquiring, owning and disposing of the Ordinary Shares.

Cautionary Note Regarding Forward-Looking Statements

This prospectus supplement contains “forward-looking statements.” Forward-looking statements include, but are not limited to, statements that express our intentions, beliefs, expectations, strategies, predictions or any other statements relating to our future activities or other future events or conditions. These statements are based on current expectations, estimates and projections about our business based, in part, on assumptions made by management. These statements are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict. Therefore, actual outcomes and results may, and are likely to, differ materially from what is expressed or forecasted in the forward-looking statements due to numerous factors discussed from time to time in this prospectus and in other documents which we file with the SEC. In addition, such statements could be affected by risks and uncertainties related to:

●	our ability to maintain the listing of the Ordinary Shares and the warrants issued in connection with the Business Combination on a national securities exchange;

●	changes adversely affecting the businesses in which we are engaged;

●	management of growth;

●	general economic conditions, including changes in the credit, debit, securities, financial or capital markets;

●	the impact of adverse public health developments on ADSE’s business and operations;

●	increased costs, disruption of supply, or shortage of materials, could harm our business;

●	our ability to implement business plans, operating models, forecasts, and other expectations and identify and realize additional business opportunities;

●	the result of future financing efforts;

●	product liability lawsuits, civil or damages claims or regulatory proceedings relating to our technology, intellectual property or products;

●	the impact of the military action in Ukraine may affect our current and future operations in the European Union;

●	identified material weaknesses in our internal control over financial reporting, which failure to remediate such material weaknesses in the future or to maintain an effective system of internal control could impair our ability to comply with the financial reporting and internal controls requirements for publicly traded companies;

●	changes to fuel economy standards or the success of alternative fuels may negatively impact the EV market and thus the demand for our products and services;

●	changes to battery energy storage standards or the success of alternative energy storage technologies may negatively impact the battery-energy storage market and thus the demand for our products and services;

●	existing and future environmental health and safety laws and regulations could result in increased compliance costs or additional operating costs or construction costs and restrictions. Failure to comply with such laws and regulations may result in substantial fines or other limitations that may adversely impact our financial results or results of operation; and

●	other factors discussed in “Item 3. Key Information — D. Risk Factors” in our Annual Report on Form 20-F, filed with the SEC on April 30, 2024 (the “Annual Report on Form 20-F”) and incorporated by reference herein.

You should read this prospectus supplement, the accompanying prospectus and the documents that we incorporate by reference herein and therein completely and with the understanding that our actual future results may be materially different from what we currently expect. You should assume that the information appearing in this prospectus supplement, the accompanying prospectus and any document incorporated by reference herein and therein is accurate as of its date only. Because the risks referred to above could cause actual results or outcomes to differ materially from those expressed in any forward-looking statements made by us or on our behalf, you should not place undue reliance on any forward-looking statements. Further, any forward-looking statement speaks only as of the date on which it is made, and we undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events. New factors emerge from time to time, and it is not possible for us to predict which factors may arise. In addition, we cannot assess the impact of each factor on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. We qualify all of the information presented in this prospectus supplement, the accompanying prospectus, any other prospectus supplement and any document incorporated herein or therein by reference, and particularly our forward-looking statements, by these cautionary statements.

Use of Proceeds

We estimate that our net proceeds from this offering will be approximately $47.2 million, after deducting estimated offering expenses of approximately $2.8 million payable by us. If the Warrants that we are offering are fully exercised for cash at an exercise price of $16.88 per share, we will receive additional proceeds of up to approximately $18.8 million. At the closing, the Purchasers will pay us $15.0 million, net of Placement Agent fees and expenses. The Securities Purchase Agreement provides that the agreement may be terminated by the Purchasers if the closing has not been consummated on or before the fifth calendar day following the date of the Securities Purchase Agreement. Following the establishment of a designated, segregated and interest-bearing bank account, the Purchasers will deposit $35.0 million into such account (the “Control Account”). The proceeds in the Control Account will be released upon the achievement of certain milestones, including (i) the satisfaction of certain equity conditions as of such date, at anytime after October 30, 2025, (ii) the construction of at least fifty new charging stations and (iii) no more than $20 million in aggregate principal amount of Notes remaining outstanding, or may be disbursed upon the mutual written agreement of the designated representatives of the Purchasers and us.

We expect to use the net proceeds from this offering for general corporate purposes. Such purposes may include working capital, capital expenditures, repayment and refinancing of debt, the acquisition of companies, businesses, technology or other assets. We have not determined the amount of net proceeds to be used specifically for any such purposes. As a result, management will retain broad discretion over the allocation of the net proceeds. We may temporarily invest the net proceeds in short-term investments until they are used for their intended purpose

Dividend Policy

We have not paid any cash dividends on our Ordinary Shares to date. Our board of directors will consider whether or not to institute a dividend policy. It is presently intended that we will retain our earnings for use in business operations and, accordingly, it is not anticipated that our board of directors will declare dividends in the foreseeable future.

Plan of Distribution

The Notes and the Warrants will be sold directly to the purchasers of the Notes and the Warrants (the “Purchasers”) at the sale price set forth under the Securities Purchase Agreement. The Securities Purchase Agreement provides that our obligation to issue and sell the Notes and the Warrants to the Purchasers are subject to the conditions set forth in the Securities Purchase Agreement. The Purchasers’ respective obligations to purchase the Notes and the Warrants is subject to the conditions set forth in the Securities Purchase Agreement as well, including the absence of any material adverse change in our business and the receipt of customary opinions and closing certificates. We have agreed to indemnify the Purchasers against liabilities arising out of or relating to any misrepresentation or breach of any of the representations, warranties, covenants or agreements made by us in the Securities Purchase Agreement, as well as certain other proceedings and claims related to this offering. Notwithstanding the foregoing, if an indemnified liability is a liability for, or in respect of, any tax, indemnification shall only apply if and to the extent such tax is an indemnified tax.

We expect that the closing will occur on May 1, 2025 or such later date as we and the Purchasers may agree. At the closing, the Purchasers will pay us $15.0 million, net of Placement Agent fees and expenses. The Securities Purchase Agreement provides that the agreement may be terminated by the Purchasers if the closing has not been consummated on or before the fifth calendar day following the date of the Securities Purchase Agreement. Following the establishment of the Control Account, the Purchasers will deposit $35.0 million into the Control Account. The proceeds in the Control Account will be released upon the achievement of certain milestones, including (i) the satisfaction of certain equity conditions as of such date, at anytime after October 30, 2025, (ii) the construction of at least fifty new charging stations and (iii) no more than $20 million in aggregate principal amount of Notes remaining outstanding, or may be disbursed upon the mutual written agreement of the designated representatives of the Purchasers and us.

Pursuant to the Securities Purchase Agreement, subject to certain exceptions, we have agreed, until 75 days after the Closing Date, not to directly or indirectly issue, offer, sell, grant any option or right to purchase, or otherwise dispose of (or register or amend any outstanding registration statements or file any shelf registration statements or announce any issuance, offer, sale, grant of any option or right to purchase or other disposition of) any equity security or any equity-linked or related security (including, without limitation, any “equity security” (as that term is defined under Rule 405 promulgated under the U.S. Securities Act of 1933, as amended (the “Securities Act”))), any of certain convertible securities, any preferred stock or any purchase rights.

We estimate our total expenses associated with the offering will be approximately $2.8 million. After deducting our estimated offering expenses and the fee of the Placement Agent, we expect the net proceeds from this offering to be approximately $47.2 million. If the Warrants are fully exercised for cash, we will receive additional proceeds of up to approximately $18.8 million.

We have retained the Placement Agent to act as our exclusive placement agent for the offering, and have entered into an engagement letter with the Placement Agent in connection with the offering. We have agreed to pay the Placement Agent a cash fee equal to 4% of the gross proceeds from the offering. We will also reimburse the Placement Agent’s reasonable out-of-pocket costs and expenses in connection with this offering, including the fees and expenses of the Placement Agent’s outside counsel, in the amount of up to $150,000. We have agreed to indemnify the Placement Agent against any losses, claims, damages and liabilities, including those incurred under the Securities Act, (collectively, “Damages”) relating to or arising from the offering and contribute to payments that the Placement Agent may be required to make in respect of those Damages.

The Placement Agent is not purchasing or selling any Notes subject to this prospectus supplement, nor did the Placement Agent agree to arrange for the purchase or sale of any specific principal amount of Notes. The Placement Agent agreed to use its reasonable best efforts to solicit offers to purchase the Notes offered pursuant to this prospectus supplement.

The Placement Agent may be deemed to be an underwriter within the meaning of Section 2(a)(11) of the Securities Act, and any fees received by it and any profit realized on the sale of the Notes by it while acting as principal might be deemed to be underwriting discounts or commissions under the Securities Act. As an underwriter, the Placement Agent would be required to comply with the requirements of the Securities Act and the Exchange Act, including, without limitation, Rule 10b-5 and Regulation M under the Exchange Act.

The foregoing does not purport to be a complete description of the Securities Purchase Agreement. Copies of the form of the Securities Purchase Agreement and the form of certificate representing the Notes will be filed with the SEC and incorporated by reference into the registration statement of which this prospectus supplement forms a part. See Where You Can Find Additional Information.”

Listing

Our Ordinary Shares are traded on the Nasdaq Capital Market under the symbol “ADSE.”

Description of Securities Being Offered

We are offering $53,763,441 aggregate principal amount of our senior secured convertible notes (the “Notes”) and warrants to subscribe for up to 1,116,072 of our Ordinary Shares (the “Warrants”). The Notes and Warrants are being sold in accordance with the terms of the Securities Purchase Agreement. This prospectus also covers up to 4,839,194 Ordinary Shares issuable from time to time upon conversion or otherwise under the Notes based on the Alternate Conversion Price (as defined therein) of $11.11 as of the date of this prospectus supplement, although the initial conversion price of the Notes is $16.88 per share, and 1,116,072 Ordinary Shares issuable from time to time upon exercise of the Warrants.

The following is a description of the material terms of the Notes, the Warrants and our Ordinary Shares. It does not purport to be complete. This summary is subject to and is qualified by reference to all the provisions of the Notes, and the Warrants, including the definitions of certain terms used therein. We urge you to read these documents and the Securities Purchase Agreement because they, and not this description, define your rights as a holder of the Notes and Warrants. You may obtain copies of the Notes, Warrants and Securities Purchase Agreement in “Where You Can Find Additional Information.”

Description of Notes

The Notes will not be issued pursuant to the Supplemental Indenture, dated as of May 1, 2025, between us and Wilmington Savings Fund Society, FSB, as trustee, or the Trustee. The Supplemental Indenture supplements the indenture entered into between us and the Trustee, dated as of May 1, 2025 (the “Base Indenture”). We refer to the Base Indenture, as supplemented by the First Supplemental Indenture, as the Indenture. The Indenture has been qualified under the Trust Indenture Act of 1939, and the terms of the Notes include those set forth in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act.

The following description of the particular terms of the Notes supplements and, to the extent inconsistent therewith, replaces the description of the general terms and provisions of the debt securities set forth in the accompanying prospectus, to which reference is hereby made. Terms not defined in this description have the meanings given to them in the Notes.

The Notes will be issued with a 7% original issue discount. The Notes are not subject to defeasance. The Notes will be issued in certificated form and not as global securities.

In this section entitled “Description of Notes,” when we refer to “we,” “our” or “us,” we are referring to ADS-TEC Energy PLC, together with its subsidiaries.

Ranking

The Notes will be senior secured obligations of the Company (subject to an allowance for the seniority of indebtedness of any new subsidiary formed after the issuance date of the Notes in an aggregate amount not to exceed $2,000,000, to the extent the sole recourse of such indebtedness is the assets of such new subsidiary (“Permitted Sole Recourse Indebtedness”) and will be secured by a first priority perfected security interest in all of the existing and future assets of the Company and its direct and indirect subsidiaries (subject to certain exclusions, including Permitted Sole Recourse Indebtedness).

Maturity Date

Unless earlier converted, or redeemed, the Notes will mature on the three year anniversary of the issuance date (“Maturity Date”), subject to the right of the investors to extend the date:

i.	if an event of default under the Notes has occurred and is continuing (or any event shall have occurred and be continuing that with the passage of time and the failure to cure would result in an event of default under the Notes); and/or

ii.	for a period of twenty (20) business days after the consummation of a fundamental transaction if certain events occur.

We are required to pay, on the Maturity Date, all outstanding principal, accrued and unpaid interest, make-whole amount, and accrued and unpaid late charges on such principal and interest, if any.

Interest

The Notes bear interest at a rate of 2% per annum that shall (a) commence accruing on the date of issuance, (b) shall be computed on the basis of a 360-day year and twelve 30-day months and (c) shall be payable in arrears on (x) if prior to the initial Installment Date (as defined below) or after the Maturity Date, the first trading day of such calendar month or (y) if on or after the initial Installment Date, but on or prior to the Maturity Date, such Installment Date, if any, in such calendar month (each an “Interest Date”) and if unpaid on an Interest Date, shall compound on such Interest Date. If a holder elects to convert or redeem all or any portion of a Note prior to the Maturity Date, all accrued and unpaid interest, any make-whole amount, and any late charges on the amount being converted or redeemed will also be payable.

The interest rate of the Notes will automatically increase to 12% per annum upon the occurrence and continuance of an event of default (See “—Events of Default” below).

Late Charges

We are required to pay a late charge of 12% on any amount of principal or other amounts that are not paid when due (solely to the extent such amounts are not then accruing interest at the Default Rate).

Conversion

Conversions at Option of Holder

Each holder of Notes may convert all, or any part, of the outstanding principal of the Notes, together with accrued and unpaid interest and any late charges thereon, at any time at such holder’s option, into our Ordinary Shares at the initial fixed conversion price of $16.88 per share, or the “Conversion Price”, which is subject to:

●	proportional adjustment upon the occurrence of any stock split, stock dividend, stock combination and/or similar transactions; and

●	full-ratchet adjustment in connection with a subsequent offering at a per share price less than the fixed conversion price then in effect.

Voluntary Adjustment Right

Subject to the rules and regulations of Nasdaq, we have the right, at any time, with the written consent of the Required Holders (as defined below), to lower the reference price to any amount and for any period of time deemed appropriate by our board of directors.

Required Holders means (I) prior to the issuance date of the Note, each purchaser entitled to purchase Notes and Warrants at the closing of the offering, and (II) on or after the closing of the offering, holders of a majority of our Ordinary Shares as of such time (excluding any Ordinary Shares held by the Company or any of our subsidiaries as of such time and excluding any purchasers of such Ordinary Shares, unless pursuant to a written assignment by such purchaser) issued or issuable hereunder or pursuant to the Notes and/or the Warrants.

Alternate Conversion

If an event of default has occurred under the Notes, each holder may alternatively elect to convert the Note at an “Alternate Conversion Price” equal to the lower of:

●	the applicable Conversion Price; and

●	85% of the lowest volume weighted average price of our Ordinary Shares on any trading day during the five (5) consecutive trading day period ending and including the trading day immediately preceding the delivery or deemed delivery of the applicable Conversion Notice.

Beneficial Ownership Conversion Limitation

Conversions and issuance of our Ordinary Shares pursuant to the Notes are prohibited if such conversion or issuance would cause the applicable holder (together with its affiliates) to beneficially own in excess of 4.99% of the outstanding shares of our Ordinary Shares.

Holder Redemption Rights

Change of Control Redemption

In connection with a change of control of the Company, each holder may require us to redeem in cash all, or any portion, of the Notes at a 25% premium to the greatest of:

●	the face value of the Notes to be redeemed;

●	the equity value of our Ordinary Shares underlying such Notes; and

●	the equity value of the change of control consideration payable to the holder of our Ordinary Shares underlying such Notes.

The equity value of our Ordinary Shares underlying the Notes is calculated using the greatest volume weighted average price of our Ordinary Shares during the period immediately preceding the consummation or the public announcement of the change of control and ending on the date the holder gives notice of such redemption.

The equity value of the change of control consideration payable to the holder of our Ordinary Shares underlying the Notes is calculated using the aggregate cash consideration per share of our Ordinary Shares to be paid to the holders of our Ordinary Shares upon the change of control.

Subsequent Placement Redemption Right

Upon the occurrence of certain offerings of equity or equity-linked securities, the holders of the Notes may require us to redeem the Notes, all or any portion of the pro rata portion of the gross proceeds from such subsequent transactions.

Asset Sale Redemption Right

Upon the occurrence of certain asset sales, each holder of Notes may require us to redeem such holder’s Notes, all or any portion of the pro rata portion of the gross proceeds from such asset sale payable to such holder.

Event of Default Redemption

Upon an event of default, each holder of Notes may require us to redeem in cash all, or any portion, of the Notes at a 25% premium to the greater of (i) the face value of our Ordinary Shares underlying the Notes and (ii) the equity value of our Ordinary Shares underlying the Notes.

The equity value of our Ordinary Shares underlying the Notes is calculated using the greatest closing sale price of our Ordinary Shares during the period immediately preceding such event of default and ending the date we make the entire payment required.

Company Redemption Right

At any time, we have the right to redeem in cash all, but not less than all, the amount then outstanding under the Notes at a price equal to the greater of (i) the face value of the Notes and (ii) the equity value of the Ordinary Shares underlying the Notes.

The equity value of our Ordinary Shares underlying the Notes is calculated using the greatest closing sale price of our Ordinary Shares during the period immediately preceding such redemption and ending the date we make the entire payment required.

Bankruptcy Event of Default Mandatory Redemption

If any bankruptcy event of default occurs, we shall immediately redeem in cash all, or any portion of the Notes at a 25% redemption premium, unless the holder waives such right to receive payment.

Make-Whole Amount

In connection with any conversion, redemption or other payment of the Notes, we will also pay an amount equal to the amount of additional interest that would accrue under such Notes at the interest rate then in effect assuming that the outstanding principal amount of such Notes remained outstanding through and including the maturity date of such Notes.

Events of Default

Under the terms of the Supplemental Indenture, the events of default contained in the Base Indenture shall not apply to the Notes. Rather, the Notes contain standard and customary events of default including, among others, the following:

●	the suspension from trading or the failure of our Ordinary Shares to be trading or listed on an eligible stock exchange for a period of five (5) consecutive trading days;

●	our failure to deliver Ordinary Shares upon conversion of the Notes or exercise of the Warrants within prescribed timeframes (subject to an allowance of three such failures);

●	our failure to maintain required reserves of shares of our Ordinary Shares to be issued upon conversion of the Notes;

●	our failure to pay to any amount due under the Notes when and as due (subject to any applicable cure periods);

●	the occurrence of more than one (1) failure by the Company to remove any restrictive legend on any certificate or any Ordinary Shares issued to the holder upon conversion of Notes or exercise of Warrants acquired by the holder under the Securities Purchase Agreement.

●	the occurrence of any default, unscheduled redemption or acceleration prior to maturity of at least an aggregate of $1,000,000 of Indebtedness (as defined in the Securities Purchase Agreement) of the Company or any of its subsidiaries, other than with respect to any other Notes issued pursuant to the Securities Purchase Agreement;

●	if any bankruptcy, insolvency, reorganization or liquidation proceedings or other proceedings for the relief of debtors shall be instituted by or against us or any subsidiary and, if instituted against us or any subsidiary by a third party, shall not be dismissed within thirty (30) days of their initiation;

●	the commencement by us or any subsidiary of a voluntary case or proceeding under any applicable federal, state or foreign bankruptcy, insolvency, reorganization or other similar law or of any other case or proceeding to be adjudicated a bankrupt or insolvent, or similar occurrences;

●	a final judgment or judgments for the payment of money aggregating in excess of $1,000,000 are rendered against the Company and/or any of its subsidiaries and which judgments are not, within forty-five (45) days after the entry thereof, bonded, discharged, settled or stayed pending appeal, or are not discharged within thirty (30) days after the expiration of such stay, subject to specified exceptions;

●	we and/or any of our subsidiaries either (i) fails to pay, when due, or within any applicable grace period, any payment with respect to any Indebtedness in excess of $1,000,000 due to any third party or is otherwise in breach or violation of any agreement for monies owed or owing in an amount in excess of $1,000,000, which breach or violation permits the other party thereto to declare a default or otherwise accelerate amounts due thereunder, or (ii) suffer to exist any other circumstance or event that would result in a default under any agreement binding the Company or any subsidiary that would or is likely to have a material adverse effect on the Company’s business, assets, operations, liabilities, properties, condition or prospects;

●	breaches by us of any representation or warranty in any material respect, or any covenant or other term or condition of any transaction document associated with this offering;

●	the delivery of a materially false or inaccurate certification by us that certain equity conditions are satisfied, there has been no failure to satisfy the equity conditions, or as to whether any event of default has occurred;

●	any breach or failure in any respect by us or any of our subsidiaries to comply with certain covenants specified in the Notes or the applicable Supplemental Indenture;

●	if any provision of the transaction documents associated with this offering shall cease to be valid and binding on or enforceable against the parties thereto, or the validity or enforceability thereof shall be contested by any party thereto;

●	if the security agreements associated with this offering fail or cease to create a separate valid and perfected and, except to the extent permitted by the terms hereof or thereof, first priority lien in favor of the Collateral Agent (as defined in the Securities Purchase Agreement);

●	the occurrence of any material damage to, or loss, theft or destruction of, any collateral, whether or not insured, or any strike, lockout, labor dispute, embargo, condemnation, act of God or public enemy, or other casualty which causes, for more than fifteen (15) consecutive days, the cessation or substantial curtailment of revenue producing activities at any facility of the Company or any subsidiary, if any such event or circumstance could have a material adverse effect; or

●	the occurrence of any Event of Default (as defined in the any other Notes issued pursuant to the Securities Purchase Agreement).

Installment Conversion; Installment Redemption

Starting on May 14, the Notes amortize in installments and we will make monthly payments with (a) the initial installment being on May 14 and (b) installments thereafter being on the first trading day of each month commencing on the second installment date through the maturity date, payable in cash or our Ordinary Shares.

If we elect to pay in cash, the principal due will include a 10% premium, plus accrued and unpaid interest and any late charges on the Notes.

If we elect to pay in Ordinary Shares, for purposes of (a) the initial installment, the monthly amortization of our Ordinary Shares will be valued at 80% of the lower of (i) the Closing Bid Price and (ii) the lowest daily volume-weighted average closing price over the five (5) trading days prior to such installment and (b) installments thereafter, monthly amortization our Ordinary Shares will be valued at the lower of:

●	the Conversion Price then in effect; and

●	95% of the lowest daily volume-weighted average closing prices over the ten (10) trading days prior to the amortization.

The holder of the Notes has the option to defer individual amortization payments to a later date, as well as, in the case of Ordinary Shares, accelerate amortization payments per due date.

The installment amount will equal:

●	solely with respect to the initial installment date, $20 million.

●	with respect to any installment date after the initial installment date other than the maturity date:

o	the lesser of:

▪	the sum of (x) the principal amount then outstanding under the Note and any make-whole amount, divided by (y) thirty-three; and

▪	the principal amount then outstanding under the Note.

●	with respect to the maturity date, the principal amount then outstanding under the Note.

Purchase Rights

If we issue options, convertible securities, warrants, shares, or similar securities to holders of our Ordinary Shares, each Note holder has the right to acquire the same as if the holder had converted its Note.

Fundamental Transactions

The Notes prohibit us from entering specified fundamental transactions (including, without limitation, mergers, business combinations and similar transactions) unless we (or our successor) is a public company that assumes in writing all of our obligations under the Notes and such successor entity is a publicly traded corporation whose common equity or ordinary shares are quoted on or listed for trading on either The New York Stock Exchange, the NYSE American, the Nasdaq Global Select Market, the Nasdaq Global Market or the Nasdaq Capital Market.

Covenants

The Notes contain a variety of obligations on our part not to engage in specified activities, which are typical for transactions of this type, as well as the following covenants:

●	we and our subsidiaries will not, directly or indirectly, incur any indebtedness except for permitted indebtedness;

●	we and our subsidiaries will not, directly or indirectly, redeem or repay all or any portion of any indebtedness (other than the Notes) if at the time the payment is due or is made or, after giving effect to the payment, an event constituting, or that with the passage of time and without being cured would constitute, an event of default under the Notes has occurred and is continuing;

●	we and our subsidiaries will not (directly or indirectly) engage in a material line of business substantially different from those lines of business as of the date of the issuance of the Notes;

●	we and our subsidiaries will maintain and our existence, rights, and privileges, to become or remain, duly qualified and in good standing in each jurisdiction in which the transaction of its business makes such qualification necessary;

●	we and our subsidiaries will maintain and preserve, all of its properties which are necessary or useful in the proper conduct of our business;

●	we and our subsidiaries will take all action necessary or advisable to maintain all of our intellectual property rights that are necessary or material to the conduct of its business in full force and effect;

●	we and our subsidiaries will maintain insurance in such amounts and covering such risks as is required by any governmental authority having jurisdiction with respect thereto or as is in accordance with sound business practice by similarly situated companies;

●	we and our subsidiaries will not, (directly or indirectly), enter into, renew, extend or be a party to, any transaction or series of related transactions with any affiliate, except transactions in the ordinary course of business and on terms that are comparable to an arm’s length transaction with a non-affiliate;

●	we will not, directly or indirectly, without the prior written consent of the holders of a majority in aggregate principal amount of the Notes then outstanding, (i) issue any Notes (other than as contemplated by the Securities Purchase Agreement and the Notes) or (ii) issue any other securities that would cause a breach or default under the Notes or the Warrants; and

●	we and our subsidiaries will pay when due all taxes, fees or other charges of any nature whatsoever now or hereafter imposed or assessed us, subject to certain exceptions.

Amendment to the Notes

Each Note may not be changed or amended without the prior written consent of the Holder thereof, the Company and the Trustee.

Governing Law

The Notes will be governed by, and construed in accordance with, the laws of New York without regard to its conflicts of law principles.

Additional Provisions of First Supplemental Indenture

No Global Securities

Under the First Supplemental Indenture, none of the Notes shall be represented by global securities.

Amendments to First Supplemental Indenture

The First Supplemental Indenture may be amended by the written consent of the Company, the Trustee and the Collateral Agent (as defined therein), provided that no amendment shall adversely impact the rights, duties, immunities or liabilities of the Trustee without its prior written consent. Additionally, no provision of the First Supplemental Indenture may be waived other than in writing signed by the party against whom enforcement is sought.

Excluded Provisions of the Base Indenture

We have elected, through the Supplemental Indenture, that none of the following provisions of the Base Indenture shall be applicable to the Notes and any analogous provisions (including definitions related thereto) of the Supplemental Indenture shall govern:

●	Definition of “Business Day” in Section 1.01;

●	Definition of “Event of Default” in Sections 1.01 or 6.01;

●	Definition of “Person” in Section 1.01;

●	Definition of “Subsidiary” in Section 1.01;

●	Section 2.03 (Denominations; Provisions for Payment);

●	Section 2.05 (Registration of Transfer and Exchange);

●	Section 2.06 (Temporary Securities);

●	Section 2.07 (Mutilated, Destroyed, Lost or Stolen Securities);

●	Section 2.10 (Authenticating Agent);

●	Section 2.11 (Global Securities);

●	Article III (Redemption of Securities and Sinking Fund Provisions);

●	Section 4.03 (Paying Agents);

●	Article VI (Remedies of the Trustee and Securityholders on Event of Default);

●	Section 9.01 (Without Consent of Holders);

●	Section 9.02 (Supplemental Indentures With Consent of Securityholders)

●	Article X (Successor Entity);

●	Article XI (Satisfaction and Discharge);

●	Article XII (Immunity of Incorporators, Stockholders, Officers and Directors);

●	Section 13.05 (Governing Law; Waiver of Trial by Jury); and

●	Section 13.12 (Assignment).

Information Concerning the Trustee

We have appointed Wilmington Savings Fund Society, FSB, as the trustee under the Indenture. The sole duty of the trustee is to function as the registrar for the Notes. We will function as payment agent under the Notes. From time to time, we may maintain deposit accounts and conduct other banking transactions with the trustee to be appointed under the Indenture or its affiliates in the ordinary course of business. The Supplemental Indenture provides that if and when the trustee becomes our creditor (or any other obligor under the Notes), the trustee shall be subject to the provisions of the Trust Indenture Act regarding collection of claims against us (or any obligor).

Description of Warrants

We are offering Warrants that will entitle the holders of the Warrants to subscribe for, in aggregate, up to 1,116,072 Ordinary Shares. This prospectus supplement also covers the Ordinary Shares issuable from time to time upon exercise of the Warrants.

Exercise Price

The Warrants will initially be exercisable at an exercise price equal to $16.88 per Ordinary Share, subject to customary adjustments upon any stock split, stock dividend, stock combination, recapitalization or similar event.

If on the seventy-fifth (75th) Trading Day after the consummation of this offering (the “Adjustment Date”), the exercise price then in effect is greater than the market price then in effect (the “Adjustment Price”), on the Adjustment Date the exercise price will be automatically lowered to the Adjustment Price.

The exercise price is also subject to an anti-dilution adjustment if we issue or are deemed to have issued securities at a price lower than the then applicable exercise price (other than any issuances of Ordinary Shares upon the conversion of Notes or the exercise of Warrants pursuant to the Securities Purchase Agreement).

Additionally, if we issue or sell or enter into any agreement to issue or sell, any Ordinary Shares, options or convertible securities (any such securities, “Variable Price Securities”) regardless of whether securities have been sold pursuant to such agreement and whether such agreement has subsequently been terminated prior to or after May 1, 2025 that are issuable pursuant to such agreement or convertible into or exchangeable or exercisable for Ordinary Shares at a price which varies or may vary with the market price of Ordinary Shares, including by way of one or more reset(s) to a fixed price, but exclusive of such formulations reflecting customary anti-dilution provisions (such as share splits, share combinations, share dividends and similar transactions) (each of the formulations for such variable price being herein referred to as, the “Variable Price”), each Warrant holder shall have the right to substitute the Variable Price, as calculated pursuant to the agreements governing such Variable Price Securities, for the exercise price upon exercise of his or her warrant.

Exercise Period

The Warrants will be exercisable upon their issuance and will expire five years following the date of their issuance.

Cashless Exercise

The Warrants may be exercised for cash, provided that, if there is no effective registration statement available registering the exercise of the Warrants, the Warrants may be exercised on a cashless basis.

Limitations on Exercise

Beneficial Ownership Limitation

The Warrants include a blocker provision that provides a Warrant may not be exercised if, after giving effect to the exercise, the holder of the Warrant being exercised, together with its affiliates, would beneficially own in excess of 4.99% of our outstanding Ordinary Shares.

Participation Rights

The holders of the Warrants are entitled to receive any dividends paid or distributions made to the holders of our Ordinary Shares on an “as if exercised” basis.

Purchase Rights

If we issue options, convertible securities, warrants, shares, or similar securities to holders of our Ordinary Shares, each Warrant holder has the right to acquire the same as if the holder had exercised its Warrants.

Fundamental Transactions

The Warrants prohibit us from entering into specified fundamental transactions unless (i) the successor entity assumes all of our obligations under the Warrants under a written agreement before the transaction is completed and (ii) the successor entity is a publicly traded corporation whose common equity or ordinary shares are quoted on or listed for trading on either The New York Stock Exchange, the NYSE American, the Nasdaq Global Select Market, the Nasdaq Global Market or the Nasdaq Capital Market.

Upon specified corporate events, a Warrant holder will thereafter have the right to receive upon an exercise such shares, securities, cash, assets or any other property whatsoever which the holder would have been entitled to receive upon the happening of the applicable corporate event had the Warrant been exercised immediately prior to the applicable corporate event.

When there is a transaction involving specified changes of control, a Warrant holder will have the right to force us to repurchase the holder’s Warrant for a purchase price in cash equal to the Black Scholes Value, as calculated under the Warrants, of the then unexercised portion of the Warrant.

Ordinary Shares

The material terms and provisions of our Ordinary Shares are described under the caption “Description of Share Capital” starting on page 6 of the accompanying prospectus.

MATERIAL U.S. Federal Income Tax Considerations

This section is a discussion of the material U.S. federal income tax considerations to a U.S. holder (as defined below) relating to (i) the purchase, ownership, disposition and conversion of the Notes, (ii) the purchase, ownership, disposition, exercise and lapse of the Warrants, and (iii) the ownership and disposition of the Ordinary Shares into which the Notes may be converted or for which the Warrants may be exercised. This summary does not provide a complete analysis of all potential U.S. federal income tax considerations. The information provided below is based on existing U.S. federal income tax authorities, all of which are subject to change or differing interpretations, possibly with retroactive effect. We cannot give any assurances that the Internal Revenue Service (the “IRS”) will not challenge one or more of the tax consequences described herein, and we have not obtained, nor do we intend to obtain, a ruling from the IRS with respect to the U.S. federal income tax consequences of purchasing, owning, disposing of or converting the Notes, purchasing, owning, disposing of, exercising or the lapse of the Warrants or owning or disposing of the Ordinary Shares into which the Notes may be converted or for which the Warrants may be exercised. The summary generally applies only to U.S. holders of the Notes, the Warrants, or the Ordinary Shares into which the Notes may be converted or for which the Warrants may be exercised and who acquire the Notes and Warrants offered in this offering on original issuance, and that hold the Notes and Warrants (or Ordinary Shares into which the Note may be converted or for which the Warrants may be exercised) as “capital assets” within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended (the “Code”) (generally, property held for investment). This discussion does not purport to deal with all aspects of U.S. federal income taxation that may be relevant to a U.S. holder in light of such U.S. holder’s circumstances (for example, U.S. holder’s subject to the alternative minimum tax provisions of the Code or a U.S. holder whose “functional currency” is not the U.S. dollar). Also, this discussion is not intended to be wholly applicable to all categories of U.S. holders, some of which may be subject to special rules (including partnerships and other pass-through entities and investors in such entities; brokers, dealers, or traders in securities or currencies; persons that elect to use a mark-to-market method of accounting; banks; thrifts; regulated investment companies; real estate investment trusts; insurance companies; tax-exempt entities; tax-deferred or other retirement accounts; certain former citizens or residents of the United States; persons holding the Notes, Warrants, or Ordinary Shares as part of a hedging, conversion, or integrated transaction or a straddle; persons that own, or are deemed to own, more than 5% of our Ordinary Shares; persons deemed to sell the Notes, Warrants, or Ordinary Shares under the constructive sale provisions of the Code, or persons required under Section 451(b) of the Code to conform the timing of income accruals with respect to the Notes, Warrants, or Ordinary Shares to their financial statements). Finally, the summary does not address the potential application of the Medicare contribution tax on net investment income, the effects of the U.S. federal estate and gift tax laws or any applicable non-U.S., state, or local laws.

AN INVESTOR CONSIDERING THE PURCHASE OF THE NOTES AND WARRANTS SHOULD CONSULT THE INVESTOR’S OWN TAX ADVISORS REGARDING THE APPLICATION OF THE U.S. FEDERAL INCOME TAX LAWS TO ANY PARTICULAR SITUATIONS AND THE CONSEQUENCES OF U.S. FEDERAL ESTATE AND GIFT TAX LAWS, NON-U.S., STATE AND LOCAL LAWS, AND TAX TREATIES.

As used herein, the term “U.S. holder” means a beneficial owner of the Notes, the Warrants or the Ordinary Shares into which the Note may be converted or for which the Warrants may be exercised that, for U.S. federal income tax purposes is (1) an individual who is a citizen or resident of the United States, (2) a corporation, or an entity treated as a corporation for U.S. federal income tax purposes, created or organized in or under the laws of the United States or any state of the United States, or the District of Columbia, (3) an estate the income of which is subject to U.S. federal income taxation regardless of its source, or (4) a trust if it (a) is subject to the primary supervision of a U.S. court and one or more U.S. persons have the authority to control all substantial decisions of the trust or (b) has a valid election in effect under applicable U.S. Treasury regulations to be treated as a U.S. person.

If a partnership (including an entity or arrangement treated as a partnership for U.S. federal income tax purposes) is a beneficial owner of the Notes, Warrants, or Ordinary Shares acquired upon conversion of the Note or exercise of the Warrants, the tax treatment of a partner in the partnership will depend upon the status of the partner and the activities of the partnership. A beneficial owner of the Notes, Warrants, or Ordinary Shares acquired upon conversion of the Note or exercise of the Warrants that is a partnership, and partners in such partnership, should consult their own tax advisors about the U.S. federal income tax consequences of purchasing, owning, disposing of, or converting the Note, purchasing, owning, disposing of, exercising or the lapse of the Warrants and owning and disposing of the Ordinary Shares into which the Note may be converted or for which the Warrants may be exercised.

Characterization of the Note and the Warrants and Allocation of Purchase Price

We intend to treat the Notes and the Warrants as an “investment unit” for U.S. federal income tax purposes. The purchase price paid for the investment unit must be allocated between the Notes and the Warrants, each based on their relative fair market values at the time of the sale, and the portion of such purchase price allocated to the Notes will be considered to be the issue price of the Notes. Our allocation of the purchase price between the Notes and the Warrants is binding on a U.S. holder of the investment unit, unless the U.S. holder explicitly discloses that the U.S. holder’s allocation is different from our allocation. The disclosure generally must be made on a statement attached to the U.S. holder’s timely filed U.S. federal income tax return for the taxable year that includes the U.S. holder’s purchase of the investment unit. We cannot give any assurance that the IRS will respect our allocation or, as applicable, a U.S. holder’s allocation. If the IRS successfully challenges our allocation or, as applicable, a U.S. holder’s allocation, the tax consequences resulting from the new allocation could be different from the tax consequences resulting from our allocation or, as applicable, the U.S. holder’s allocation. U.S. holders should consult their tax advisors regarding the tax treatment of the Securities and the allocation of the purchase price between the Notes and the Warrants.

Taxation of Stated Interest and Original Issue Discount

Any stated interest on the Notes generally will be taxable to a U.S. holder as ordinary income at the time the interest is received or accrued in accordance with such U.S. holder’s regular method of accounting for U.S. federal income tax purposes.

For U.S. federal income tax purposes, the Notes will have original issue discount (“OID”) if the excess of the stated redemption price at maturity over its issue price is greater than or equal to a de minimis amount (generally 1⁄4 of 1% of the stated redemption price at maturity multiplied by the weighted average maturity of the notes). The issue price of the Notes will be determined as described above under “—Characterization of the Note and the Warrants and Allocation of Purchase Price”). The stated redemption price at maturity of the Notes is the sum of all payments other than payments of “qualified stated interest.” “Qualified stated interest” generally means stated interest that is unconditionally payable in cash or property (other than debt instruments of the issuer) at least annually at a single fixed rate (with certain exceptions for lower rates paid during some periods) or certain variable rates. Because of the 7% discount with respect to the purchase of Notes, the Notes should be treated as issued with OID.

The amount of OID includible in taxable income of a U.S. holder is the sum of the daily portions of OID with respect to a Note for each day during the taxable year on which the Note is held. Generally, the daily portion of OID is determined by allocating to each day in any “accrual period” a ratable portion of the OID allocable to such accrual period. A U.S. holder may select the “accrual periods” for the Note, which may be of any length, and may vary in length over the term of the Note, provided that each accrual period is no longer than one year and each scheduled payment of principal or interest occurs either on the first day or final day of an accrual period. The amount of OID allocable to each accrual period is equal to the excess (if any) of (a) the product of the Note’s adjusted issue price at the beginning of such accrual period and its yield to maturity (determined on a constant yield basis, compounded at the close of each accrual period and adjusted for the length of such accrual period), over (b) the amount of qualified stated interest, if any, payable on the Note and allocable to such accrual period. The “adjusted issue price” of the Note at the beginning of any accrual period generally is the issue price of the Note increased by the accrued OID allocable for all prior accrual periods and reduced by any prior payment on the Note other than a payment of qualified stated interest. Under these rules, a U.S. holder generally will have to include in taxable income increasingly greater amounts of OID in successive accrual periods. A U.S. holder may elect to treat all interest on the Notes as OID and calculate the amount includible in gross income under the constant yield method described above. A U.S. holder must make this election for the taxable year in which such U.S. holder acquired the Notes and may not revoke the election without the consent of the U.S. Internal Revenue Service (“IRS”). A U.S. holder should consult its own tax advisors about this election.

Subject to certain conditions and limitations, withholding taxes, if any, on interest (including OID) paid on the Notes may be treated as foreign taxes eligible for credit against a U.S. holder’s U.S. federal income tax liability under the U.S. foreign tax credit rules. For purposes of calculating the U.S. foreign tax credit, interest (including OID) paid on the Notes will generally be treated as non-U.S. source income and will generally constitute passive category income. The rules governing the U.S. foreign tax credit are complex. U.S. holders should consult their tax advisors regarding the availability of the U.S. foreign tax credit under particular circumstances.

Additional Interest

We may be required to make payments of additional amounts to a U.S. holder of the Notes under certain circumstances. We intend to take the position that this possible payment of additional amounts will not subject the Note to the special rules governing certain contingent payment debt instruments (which, if applicable, would affect the timing, amount and character of income with respect to the Note). Our determination in this regard, while not binding on the IRS, is binding on a U.S. holder unless disclosure of a contrary position is made in the manner required by applicable Treasury regulations. The remainder of this discussion assumes that the Notes will not be treated as a contingent payment debt instruments. U.S. holders should consult their own tax advisors regarding the possible application of the contingent payment debt instrument rules to an investment in the Notes.

Sale, Exchange, Redemption or Other Taxable Disposition of the Notes

Subject to the PFIC rules discussed in the section below titled “— Passive Foreign Investment Company Status,” a U.S. holder generally will recognize capital gain or loss if the holder disposes of the Note in a sale, exchange, redemption or other taxable disposition (other than conversion of a Note into shares of our Ordinary Shares or into a combination of cash and shares of our Ordinary Shares, the U.S. federal income tax consequences of which are described under “—Conversion of the Note” below). The U.S. holder’s gain or loss will equal the difference between the amount realized by the U.S. holder (other than amounts attributable to accrued but unpaid interest if not previously included in income of the U.S. holder) and the U.S. holder’s tax basis in the Note. The amount realized by the U.S. holder will include the amount of any cash and the fair market value of any other property received for the Note. The U.S. holder’s tax basis in the Note generally will equal the initial issue price of the Note, increased by OID previously includible in the U.S. holder’s gross income to the date of disposition, and decreased by any payments received by the U.S. holder on the Note (other than payments of qualified stated interest). The portion of any amount realized that is attributable to accrued interest will not be taken into account in computing the U.S. holder’s capital gain or loss. Instead, that portion will be taxed as ordinary interest income as described above to the extent that the U.S. holder has not previously included the accrued interest in income. The gain or loss recognized by the U.S. holder on the disposition of the Note generally will be long-term capital gain or loss if the holder has held the Note for more than one year, or short-term capital gain or loss if the holder held the Note for one year or less, at the time of the transaction. Long-term capital gain of non-corporate taxpayers generally is taxed at reduced rates. Short-term capital gain is taxed at ordinary income rates. The deductibility of capital losses is subject to limitations. For purposes of calculating the U.S. foreign tax credit, gain or loss recognized by a U.S. holder upon the sale, exchange, redemption or other taxable disposition of the Notes will generally be treated as U.S. source gain or loss. The rules governing the U.S. foreign tax credit are complex. U.S. holders should consult their tax advisors regarding the availability of the U.S. foreign tax credit under particular circumstances.

Conversion of the Notes

Subject to the PFIC rules discussed in the section below titled “— Passive Foreign Investment Company Status,” a U.S. holder generally will not recognize any income, gain or loss on the conversion of the Note into shares of our Ordinary Shares, subject to the discussion under “—Constructive Distributions” below regarding the possibility that certain adjustments to the conversion rate of the Note may be treated as a taxable dividend. The U.S. holder’s aggregate tax basis in the Ordinary Shares will equal the U.S. holder’s tax basis in the Note. The U.S. holder’s holding period in the Ordinary Shares will include the holding period in the Note.

Any amounts received attributable to accrued and unpaid interest on the Note not yet included in income by a U.S. holder will be taxed as ordinary income. A U.S. holder that converts the Note between a record date for an interest payment and the next interest payment date and consequently receives a payment of cash interest should consult the holder’s own tax advisor concerning the appropriate treatment of such payment.

If we undergo certain corporate transactions, the conversion obligation may be adjusted so that a holder would be entitled to convert the Note into the type of consideration that would have been received upon such corporate transaction had the Note been converted into our Ordinary Shares immediately prior to such corporate transaction. Depending on the facts and circumstances at the time of such corporate transaction, such adjustment may result in a deemed exchange of the outstanding Note, which may be a taxable event for U.S. federal income tax purposes. Regardless of whether such an adjustment results in a deemed exchange, a conversion of the Note into such consideration might be a taxable event.

U.S. holders are urged to consult their own tax advisors regarding the U.S. federal income tax consequences of such an adjustment upon a corporate transaction.

Exercise or Lapse of the Warrants

Subject to the PFIC rules discussed in the section below titled “— Passive Foreign Investment Company Status” and except as discussed below with respect to a cashless exercise of a Warrant, upon the exercise of a Warrant, a U.S. holder will not recognize gain or loss and will have a tax basis in the Ordinary Shares received equal to the U.S. holder’s tax basis in the Warrant plus the exercise price of the Warrant. It is unclear whether a U.S. holder’s holding period for the Ordinary Shares will commence on the date of exercise of the Warrant or the day following the date of exercise of the Warrant; in either case, the holding period will not include the period during which the U.S. holder held the Warrant. If a Warrant lapses unexercised, a U.S. holder will recognize a capital loss in an amount equal to the U.S. holder’s tax basis in the Warrant. The loss will be long-term capital loss if the Warrant has been held for more than one year as of the date the Warrant lapsed. The deductibility of capital losses is subject to certain limitations.

Under certain circumstances, upon the exercise of a Warrant, a U.S. holder may elect to settle the exercised Warrant pursuant to a cashless exercise (See “Description of the Warrants—Cashless Exercise” above). The tax consequences of a cashless exercise of a Warrant are not clear under current U.S. federal income tax law. A cashless exercise may be tax-free either because the exercise is not a gain recognition event or because the exercise is treated as a tax-free recapitalization for U.S. federal income tax purposes. Under either tax-free treatment approach, a U.S. holder’s tax basis in the Ordinary Shares received on exercise of a Warrant equals the U.S. holder’s tax basis in the Warrant. If the cashless exercise is treated as a recapitalization, the holding period of the Ordinary Shares received would include the holding period of the Warrant. If the cashless exercise is treated as not being gain recognition event (and not a tax-free recapitalization), the holding period in the Ordinary Shares received might be treated as commencing on the date following the date of exercise of the Warrants (and not include the holding period of the Warrant).

A cashless exercise, however, might be treated as a taxable exchange in which gain or loss is recognized. In such event, a U.S. holder could be deemed to have exchanged a number of Warrants having a fair market value equal to the exercise price for the total number of Warrants exercised (including the Warrants deemed exchanged) for an amount of cash equal to such exercise price. In this case, a U.S. holder would recognize gain or loss in an amount equal to the difference between the fair market value of the Warrants deemed exchanged and surrendered to pay the exercise price and the U.S. holder’s tax basis in such Warrants. Any such gain or loss would be capital gain or loss, and would be long-term capital gain or loss if the U.S. holder’s holding period of the Warrants at the time of the deemed exchange exceeds one year, and the U.S. holder’s tax basis in the Ordinary Shares received would equal the sum of the U.S. holder’s tax basis in the total number of Warrants exercised (including the Warrants deemed exchanged) plus the amount of gain recognized in the deemed exchange. It is unclear whether a U.S. holder’s holding period for the Ordinary Shares would commence on the date of exercise of the Warrant or the day following the date of exercise of the Warrant.

Due to the absence of authority on the U.S. federal income tax treatment of a cashless exercise of warrants, we cannot give any assurance which, if any, of the alternative tax consequences and holding periods described above would be adopted by the IRS or a court. Accordingly, U.S. holders should consult their tax advisors regarding the tax consequences of a cashless exercise of the Warrants.

Distributions on Ordinary Shares

Subject to the PFIC rules discussed in the section below titled “— Passive Foreign Investment Company Status,” if we were to makes a distribution of cash or other property with respect to our Ordinary Shares to a U.S. holder, such distribution generally will be treated as a dividend for U.S. federal income tax purposes to the extent the distribution is paid out of our current or accumulated earnings and profits (as determined under U.S. federal income tax principles). Distributions in excess of such earnings and profits generally will be applied against and reduce (but not below zero) a U.S. holder’s tax basis in its Ordinary Shares, and any remaining excess will be treated as gain from the sale or exchange of such Ordinary Shares (see “— Sale, Exchange, Redemption, or Other Taxable Disposition of Ordinary Shares or Warrants” below).

With respect to corporate U.S. holders, dividends with respect to Ordinary Shares generally will not be eligible for the dividends-received deduction generally allowed to U.S. corporations in respect of dividends received from other U.S. corporations. With respect to non-corporate U.S. holders, dividends generally will be taxed as “qualified dividend income” at preferential long-term capital gains rates if (i) the Ordinary Shares are readily tradable on an established securities market in the United States or we are eligible for the benefits of an approved qualifying income tax treaty with the United States that includes an exchange of information program, (ii) certain holding period and at-risk requirements are met, (iii) we are not treated as a PFIC in the taxable year in which the dividend is paid or the preceding taxable year, and (iv) certain other requirements are met. U.S. holders should consult their tax advisors regarding the availability of the preferential rate for any dividends paid with respect to Ordinary Shares.

Subject to certain conditions and limitations, withholding taxes, if any, on dividends paid by us may be treated as foreign taxes eligible for credit against a U.S. holder’s U.S. federal income tax liability under the U.S. foreign tax credit rules. For purposes of calculating the U.S. foreign tax credit, dividends paid on Ordinary Shares will generally be treated as non-U.S. source income and will generally constitute passive category income. The rules governing the U.S. foreign tax credit are complex. U.S. holders should consult their tax advisors regarding the availability of the U.S. foreign tax credit under particular circumstances.

Constructive Distributions

An adjustment to (or a failure to adjust) the number of Ordinary Shares issuable upon exercise of a Warrant or conversion of a Note, or an adjustment to (or a failure to adjust) the exercise price of a Warrant or a conversion price of a Note, may be treated as a constructive distribution to a U.S. holder to the extent such adjustment (or failure to adjust) has the effect of increasing the U.S. holder’s proportionate interest in our earnings and profits or assets, as determined under U.S. federal income tax principles, depending on the circumstances of such adjustment (or failure to adjust) (for example, if such adjustment is to compensate for a distribution of cash or other property to our stockholders). Any such constructive dividend would be treated for U.S. federal income tax purposes in the same manner as an actual distribution on our Ordinary Shares paid in cash or other property, as described above under “—Distributions on Ordinary Shares,” regardless of whether an actual distribution of cash or other property occurs.

Possible Effect of a Consolidation or Merger

In certain situations, we may consolidate or merge into another entity. Depending on the circumstances, a change in the obligor of the Note as a result of the consolidation or merger could result in a deemed exchange of the outstanding Note, which may be a taxable event for U.S. federal income tax purposes. U.S. holders are urged to consult their own tax advisors regarding the U.S. federal income tax consequences of such a consolidation or merger.

Sale, Exchange or Other Taxable Disposition of Ordinary Shares or Warrants

Subject to the PFIC rules discussed in the section below titled “— Passive Foreign Investment Company Status,” a U.S. holder generally will recognize capital gain or loss on a sale, exchange or other taxable disposition of Ordinary Shares or Warrants. The U.S. holder’s gain or loss will equal the difference between the proceeds received by the U.S. holder and the U.S. holder’s tax basis in the Ordinary Shares or Warrants. The proceeds received by the U.S. holder will include the amount of any cash and the fair market value of any other property received for the Ordinary Shares or Warrants. The gain or loss recognized by a U.S. holder on a sale, exchange or other taxable disposition of Ordinary Shares or Warrants will be long-term capital gain or loss if the U.S. holder’s holding period in the Ordinary Shares or Warrants is more than one year, or short-term capital gain or loss if the U.S. holder’s holding period in the Ordinary Shares or Warrants is one year or less, at the time of the transaction. Long-term capital gain of non-corporate taxpayers generally is taxed at reduced rates. Short-term capital gain is taxed at ordinary income rates. The deductibility of capital losses is subject to limitations. For purposes of calculating the U.S. foreign tax credit, gain or loss recognized by a U.S. holder upon the sale, exchange, redemption or other taxable disposition of Warrant Shares will generally be treated as U.S. source gain or loss. The rules governing the U.S. foreign tax credit are complex. U.S. holders should consult their tax advisors regarding the availability of the U.S. foreign tax credit under particular circumstances.

Passive Foreign Investment Company Status

A non-U.S. corporation, such as us, will be classified as a PFIC if either: (a) at least 75% of its gross income is “passive income” for purposes of the PFIC rules, or (b) at least 50% of the value of its gross assets (determined on the basis of a quarterly average) is attributable to assets that produce or are held for the production of passive income. Passive income for this purpose generally includes dividends, interest, royalties, rents, gains from commodities and securities transactions, and net gains from the disposition of assets which produce passive income. A corporation will be treated as owning a proportionate share of the assets and earning a proportionate share of the income of another corporation if the first-mentioned corporation owns, directly or indirectly, 25% or more (by value) of the stock of the other corporation.

We do not believe that we were a PFIC for our most recently completed taxable year and, based on the composition of our current gross assets and income and the manner in which it expects to operate its business in the current taxable year and future taxable years, do not currently expect to be classified as a PFIC for the current taxable year or foreseeable future taxable years. However, this is a factual determination that must be made annually at the close of each taxable year and depends, among other things, upon the composition of our gross income and assets. Additionally, the value of our assets for purposes of the PFIC determination will generally be determined by reference to its market capitalization, which is likely to fluctuate. Accordingly, there can be no assurance that we will not be a PFIC for the current taxable year or in future taxable years.

It is not entirely clear how various aspects of the PFIC rules apply to the Warrants or the Notes. Section 1298(a)(4) of the Code provides that, to the extent provided in Treasury regulations, any person who has an option to acquire stock in a PFIC shall be considered to own such stock in the PFIC for purposes of the PFIC rules. No final Treasury regulations are currently in effect under Section 1298(a)(4) of the Code. However, proposed Treasury regulations under Section 1298(a)(4) of the Code have been promulgated with a retroactive effective date (the “Proposed PFIC Option Regulations”). Each U.S. holder is urged to consult its tax advisors regarding the possible application of the Proposed PFIC Option Regulations to an investment in the Warrants and the Notes.

If we are determined to be a PFIC for any taxable year (or any portion thereof) that is included in the holding period of a U.S. holder and, in the case of Ordinary Shares, such U.S. holder did not make a timely and effective qualified electing fund (“QEF”) election or a mark-to-market election (each described below) for our first taxable year as a PFIC in which such U.S. holder held (or was deemed to hold) Ordinary Shares, then such U.S. holder will generally be subject to special and adverse rules with respect to (i) any gain recognized by such U.S. holder on the sale or other disposition of its Ordinary Shares, Warrants, or Notes and (ii) any “excess distribution” made to a U.S. holder (generally, any distributions to a U.S. holder during a taxable year of such U.S. holder that are greater than 125% of the average annual distributions received by such U.S. holder in respect of Ordinary Shares during the three preceding taxable years of such U.S. holder or, if shorter, such U.S. holder’s holding period for such Ordinary Shares). Under these default PFIC rules:

●	a U.S. holder’s gain or excess distribution will be allocated ratably over such U.S. holder’s holding period for its Ordinary Shares, Warrants, or Notes;

●	the amount of gain allocated to such U.S. holder’s taxable year in which such U.S. holder recognized the gain or received the excess distribution, or to the period in such U.S. holder’s holding period before the first day of our taxable year in which we were a PFIC, will be taxed as ordinary income; and

●	the amount of gain allocated to other taxable years (or portions thereof) of such U.S. holder and included in such U.S. holder’s holding period will be taxed at the highest marginal tax rate in effect for that year and applicable to such U.S. holder, and an additional amount equal to the interest charge generally applicable to underpayments of tax will be imposed in respect of the tax attributable to each such other taxable year (or portion thereof) of such U.S. holder’s holding period.

In general, a U.S. holder may avoid the adverse PFIC tax consequences described above in respect of the Ordinary Shares (but not the Warrants or the Notes) by making and maintaining a timely and valid QEF election (if eligible to do so) to include in income its pro rata share of our net capital gains (as long-term capital gain) and other earnings and profits (as ordinary income), on a current basis, in each case whether or not distributed, in the taxable year of the U.S. holder in which or with which our taxable year ends. In order to comply with the requirements of a QEF election, a U.S. holder must receive certain information from us. We have not determined whether we will provide U.S. holders with this information if we determine that we are a PFIC.

Alternatively, if we are a PFIC and the Ordinary Shares are treated as “marketable stock,” a U.S. holder may also be to avoid the adverse PFIC tax consequences described above if such U.S. holder, at the close of the first taxable year in which it holds (or is deemed to hold) the Ordinary Shares, makes an election to mark such shares to their market value for such taxable year (a “mark-to-market election”). Such U.S. holder generally will include as ordinary income for each year that we are treated as a PFIC the excess, if any, of the fair market value of its Ordinary Shares at the end of its taxable year over such U.S. holder’s adjusted basis in its Ordinary Shares. Such U.S. holder also will be allowed to take an ordinary loss in respect of the excess, if any, of its adjusted basis of its Ordinary Shares over the fair market value of its Ordinary Shares at the end of its taxable year (but only to the extent of the net amount of previously included income as a result of the mark-to-market election). Such U.S. holder’s basis in its Ordinary Shares will be adjusted to reflect any such income or loss recognized. Gain recognized on a sale or other taxable disposition of the Ordinary Shares in a taxable year in which we are a PFIC will be treated as ordinary income, and any loss will be ordinary to the extent of the net amount of previously included income as a result of the mark-to-market election (and thereafter will be capital loss, the deductibility of which is subject to limitations). Currently, a mark-to-market election may not be made with respect to the Warrants or Notes.

The mark-to-market election is available for “marketable stock,” which generally is stock that is regularly traded on a national securities exchange that is registered with the Securities and Exchange Commission, including NASDAQ, or on a foreign exchange or market that the IRS determines has rules sufficient to ensure that the market price represents a legitimate and sound fair market value. U.S. holders should consult their tax advisors regarding the availability and tax consequences of a mark-to-market election in their particular circumstances.

If we are a PFIC and, at any time, any subsidiary is classified as a PFIC, U.S. holders would generally be deemed to own a portion of the shares of such lower-tier PFIC, and generally could incur liability under the default PFIC rules described above if we receive a distribution from, or disposes of all or part of our interest in, the lower-tier PFIC or if such U.S. holders otherwise are deemed to have disposed of an interest in the lower-tier PFIC. A mark-to-market election generally would not be available with respect to such lower-tier PFIC. U.S. holders are urged to consult their tax advisors regarding the tax issues raised by lower-tier PFICs.

A U.S. holder that owns (or is deemed to own) shares in a PFIC during any taxable year of such U.S. holder may be required to file IRS Form 8621 with such U.S. holder’s U.S. federal income tax return and provide such other information as may be required by the Treasury Regulations or other IRS guidance.

The rules dealing with PFICs are very complex and affected by various factors in addition to those described above. Accordingly, U.S. holders should consult their tax advisors concerning the application of the PFIC rules to the Ordinary Shares, the Warrants, and the Notes under their particular circumstances.

Information Reporting and Backup Withholding

Certain U.S. holders are required to report information to the IRS relating to an interest in “specified foreign financial assets,” including securities issued by a non-U.S. corporation, for any year in which the aggregate value of all specified foreign financial assets exceeds an applicable threshold based on whether the U.S. holder is an entity or an individual (and in the case of an individual, the threshold depends upon such individual’s filing status and whether the individual resides in the United States), subject to certain exceptions (including an exception for shares held in custodial accounts maintained with a United States financial institution). Generally, our securities would constitute “specified foreign financial assets.” Penalties may apply if a U.S. holder is required to submit such information to the IRS and fails to do so.

Information reporting requirements may apply to interest (including OID on the Note, dividends paid on the Ordinary Shares (and constructive dividends paid on the Note or the Warrants) and proceeds from a sale or other taxable disposition of the Notes, Warrants, or Ordinary Shares. Backup withholding (currently at a 24% rate) will apply to those payments if the U.S. holder fails to furnish a correct taxpayer identification number and make any other required certification or is not otherwise exempt from backup withholding. U.S. holders who are required to establish their exempt status generally must provide such certification on IRS Form W-9. Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules generally are allowed as a refund or a credit against a U.S. holder’s U.S. federal income tax liability, provided that the required information is furnished timely to the IRS. U.S. holders should consult their tax advisors regarding their information reporting and backup withholding obligations in their particular circumstances.

CERTAIN MATERIAL IRISH Tax Considerations TO NON-IRISH HOLDERS

The following is a summary of certain anticipated material Irish tax consequences of (i) the acquisition, ownership, disposition and conversion of the Notes, (ii) acquisition, ownership, disposition, exercise and lapse of the Warrants, and (iii) the ownership and disposition of the Ordinary Shares into which the Notes may be converted or for which the Warrants may be exercised. The summary is based upon Irish tax laws and the practice of the Irish Revenue in effect on the date of this prospectus supplement and a withholding tax confirmation which has been issued by the Irish Revenue. Changes in law and/or administrative practice may result in a change in the tax consequences described below, possibly with retrospective effect.

A “Non-Irish Holder” is an individual who will beneficially owns the Notes, Warrants or Ordinary Shares, that is neither resident nor ordinarily resident in Ireland for Irish tax purposes and such Notes, Warrants or Ordinary Shares will not be used in or for the purposes of a trade carried on by such person through an Irish branch agency and will not be used or held or acquired for use by or for the purposes of an Irish branch or agency.

This summary does not constitute tax advice and is intended only as a general guide. The summary is not exhaustive, and security holders should consult their tax advisors about the Irish tax consequences (and tax consequences under the laws of other relevant jurisdictions) of the acquisition, ownership and disposal of the Notes, Warrants and Ordinary Share. The summary applies only to Non-Irish Holders who will own their Notes, Warrants and Ordinary Shares, as capital assets and does not apply to other categories of Non-Irish Holders, such as dealers in securities, trustees, insurance companies, collective investment schemes and Non-Irish Holders who will, or who will be deemed to, acquire their Notes, Warrants or Ordinary Share by virtue of an Irish office or employment (performed or carried on to any extent in Ireland).

The summary does not, except where expressly stated, consider the position of Non-Irish Holders who hold Ordinary Shares directly (and not beneficially through a broker or custodian (through DTC)). The Irish tax consequences of transactions in Ordinary Shares held directly are generally negative when compared with Ordinary Shares held through DTC. Any Non-Irish Holder contemplating holding their Ordinary Shares directly should consult their personal tax advisors as to the Irish tax consequences of acquiring, owning and disposing of such Ordinary Shares.

Irish Tax on Chargeable Gains (Irish CGT)

The current rate of tax on chargeable gains (where applicable) in Ireland is 33%.

Non-Irish Holders will not be within the territorial scope of a charge to Irish CGT on a disposal of their Notes, Warrants and/or Ordinary Shares (including on a conversion of their Notes into Ordinary Shares), provided that (i) such Notes, Warrants and/or Ordinary Shares neither (a) were used in or for the purposes of a trade carried on by such Non-Irish Holder through an Irish branch or agency, nor (b) were used, held or acquired for use by or for the purposes of an Irish branch or agency; and (ii) neither the Notes nor the Warrants derive their value, or the greater part of their value, directly or indirectly, from Irish land, minerals in Ireland or any rights, interests or other assets in relation to mining or minerals or the searching for minerals or exploration or exploitation rights on the Irish Continental Shelf. A Non-Irish Holder who is an individual and who is temporarily non-resident in Ireland may, under Irish anti-avoidance legislation, be liable to Irish tax on any chargeable gain realized on a disposal of the Notes, Warrants or Ordinary Shares during the period in which such individual is non-resident.

Stamp Duty

The rate of stamp duty (where applicable) on transfers of shares, warrants or convertible notes, and the issuances of warrants to subscribe for shares, of Irish incorporated companies is generally 1% of the greater of the price paid or market value of the shares, warrants or convertible notes acquired. Where Irish stamp duty arises it is generally a liability of the transferee or, in the issuance of warrants, the warrant holder. However, in the case of a gift or transfer at less than fair market value, all parties to the transfer are jointly and severally liable.

No Irish stamp duty should be payable on the issue of the Notes or on the issue of Ordinary Shares upon exercise of the Warrants.

Irish stamp duty may be payable on the issue of the Warrants, at a rate of 1% of the greater of the price paid or the market value of the Warrants. Payment of Irish stamp duty is generally a legal obligation of the Warrant holder on the issuance of the Warrants.

Irish stamp duty may be payable in respect of transfers of the Warrants, the Notes and the Ordinary Shares, depending on the manner in which the Warrants, the Notes and the Ordinary Shares are held.

The Company has entered into arrangements with DTC to allow the Ordinary Shares to be settled through the facilities of DTC. As such, the discussion below discusses separately the security holders who hold their securities through DTC and those who do not.

Ordinary Shares Held Through DTC

A transfer of Ordinary Shares effected by means of the transfer of book-entry interests representing the Ordinary Shares through DTC will not be subject to Irish stamp duty.

Ordinary Shares, Warrants and Notes Held Outside of DTC or Transferred Into or Out of DTC

A transfer of Ordinary Shares, Warrants or Notes where any party to the transfer holds such Ordinary Shares, Warrants or Notes outside of DTC may be subject to Irish stamp duty.

Holders of Ordinary Shares wishing to transfer their Ordinary Shares into (or out of) DTC may do so without giving rise to Irish stamp duty provided that:

●	there is no change in the beneficial ownership of such Ordinary Shares as a result of the transfer; and

●	the transfer into (or out of) DTC is not effected in contemplation of a sale of such Ordinary Shares by a beneficial owner to a third party.

Due to the potential Irish stamp duty charge on transfers of Ordinary Shares held outside of DTC, it is strongly recommended that holders of the Notes and the Warrants open broker accounts so that any Ordinary Shares into which the Notes may be converted, or which may be issued upon exercise of the Warrants, can be issued into DTC. We also strongly recommend that any person who wishes to acquire Ordinary Shares acquire such shares beneficially (i.c. through DTC).

Withholding Tax on Dividends (DWT)

Distributions made by the Company will, in the absence of one of many exemptions, be subject to DWT, currently at a rate of 25%.

For DWT and Irish income tax purposes, a distribution includes any distribution that may be made by the Company to holders of Ordinary Shares, including cash dividends, non-cash dividends and additional stock taken in lieu of a cash dividend.

DWT may arise in respect of payments of interest or other distributions on the Notes or the Warrants. For DWT and Irish income tax purposes, a payment of interest includes the issue of any Ordinary Shares to a holder of the Notes in respect of a liability to pay interest on the Notes. In addition, because the Notes are not quoted on a recognized stock exchange, any other distribution out of the assets of the Company in respect of the Notes in so far as it exceeds the issue price of the Notes (including the original issue discount) may be subject to DWT unless the Notes are issued on terms reasonably comparable with the terms of issue of Notes which are quoted on a recognized stock exchange.

Where an exemption from DWT does not apply in respect of a distribution made to a holder of Ordinary Shares, Warrants or the Notes, the Company is responsible for withholding DWT prior to making such distribution.

General Exemptions

Irish domestic law provides that a non-Irish resident holder of Ordinary Shares, Warrants or Notes is not subject to DWT on distributions received from the Company in respect of such Ordinary Shares, Warrants or Notes if such holder is beneficially entitled to the distribution and is either:

●	a person (not being a company) resident for tax purposes in a Relevant Territory (including the United States) and is neither resident nor ordinarily resident in Ireland;

●	a company resident for tax purposes in a Relevant Territory, provided such company is not under the control, whether directly or indirectly, of a person or persons who is or are resident in Ireland;

●	a company that is controlled, directly or indirectly, by persons resident in a Relevant Territory and who is or are (as the case may be) not controlled by, directly or indirectly, persons who are not resident in a Relevant Territory;

●	a company whose principal class of shares (or those of its 75% direct or indirect parent) is substantially and regularly traded on a stock exchange in Ireland, on a recognized stock exchange either in a Relevant Territory or on such other stock exchange approved by the Irish Minister for Finance; or

●	a company that is wholly owned, directly or indirectly, by two or more companies where the principal class of shares of each of such companies is substantially and regularly traded on a stock exchange in Ireland, a recognized stock exchange in a Relevant Territory or on such other stock exchange approved by the Irish Minister for Finance

●	and provided, in all cases noted above (but subject to “ – Ordinary Shares, Notes and Warrants Held by U.S. Resident Shareholders” below), the Company has (or, in respect of Ordinary Shares held through DTC, any qualifying intermediary appointed by the Company, has) received from the holder of such Ordinary Shares, Warrants or Notes, the relevant DWT Forms prior to the payment of the distribution. In practice, in order to ensure sufficient time to process the receipt of relevant DWT Forms, the holders of Ordinary Shares, Warrants or Notes, where required should furnish the relevant DWT Form to:

●	its broker (and the relevant information is further transmitted to any qualifying intermediary appointed by the Company) before the record date for the distribution (or such later date before the distribution payment date as may be notified to the holder of Ordinary Shares by the broker) if its Ordinary Shares are held through DTC; or

●	the Company’s transfer agent before the record date for the distribution if its Ordinary Shares, Warrants or Notes are held outside of DTC.

Links to the various DWT Forms are available at: http://www.revenue.ie/en/tax/dwt/forms/index.html. The information on such website does not constitute a part of, and is not incorporated by reference into, this prospectus supplement.

For non-Irish resident holders of Ordinary Shares, Warrants or Notes that cannot avail themselves of one of Ireland’s domestic law exemptions from DWT, it may be possible for such holder of Ordinary Shares, Warrants or Notes to rely on the provisions of a double tax treaty to which Ireland is party to reduce the rate of DWT.

It should be noted that Ireland recently introduced new defensive measures, by way of withholding taxes, on certain outbound payments (including the making of distributions), in certain circumstances. The measures apply to distributions made on or after 1 April 2024. Pursuant to these measures, notwithstanding the above stated exemptions, payments of distributions to associated entities in jurisdictions that are on the EU list of non-cooperative jurisdictions or zero-tax jurisdictions may be subject to DWT on payment. Two entities will be associated where one entity is directly or indirectly entitled to more than 50% of the ownership rights, voting rights, assets, or profits of the other entity, or has definite influence in the management of the other entity, or a third entity has such rights or influence in respect of those entities.

Ordinary Shares, Notes and Warrants Held by U.S. Resident Shareholders

Distributions paid in respect of Ordinary Shares that are owned by a U.S. resident and held through DTC will not be subject to DWT provided the address of the beneficial owner of such Ordinary Shares in the records of the broker holding such Ordinary Shares is in the United States (and such broker has further transmitted the relevant information to a qualifying intermediary appointed by the Company). It is strongly recommended that such holders of Ordinary Shares (including any such holders of Ordinary Shares into which the Notes may be converted or which may be issued upon the exercise of the Warrants), ensure that their information is properly recorded by their brokers (so that such brokers can further transmit the relevant information to a qualifying intermediary appointed by the Company).

Distributions paid in respect of Ordinary Shares, Notes or Warrants that are held outside of DTC and are owned by a holder who is a resident of the United States will not be subject to DWT if such holder of Ordinary Shares, Notes or Warrants provides a completed IRS Form 6166 or a valid DWT Form to the Company’s transfer agent to confirm its U.S. residence and claim an exemption. It is strongly recommended that any such holder of Ordinary Shares into which the Notes may be converted, or which may be issued upon exercise of the Warrants, who are U.S. residents and who receive Ordinary Shares pursuant to a conversion of Notes or exercise of Warrants (which are to be held outside of DTC) provide the appropriate completed IRS Form 6166 or DWT Form to the Company’s transfer agent as soon as possible after acquiring their Ordinary Shares.

If any holder of Ordinary Shares, Notes or Warrants that is resident in the United States receives a distribution from which DWT has been withheld, the holder of Ordinary Shares, Notes or Warrants should generally be entitled to apply for a refund of such DWT from the Irish Revenue, provided the holder of Ordinary Shares, Notes or Warrants is beneficially entitled to the distribution.

Ordinary Shares, Notes and Warrants Held by Residents of Relevant Territories Other than the United States

Holders of Ordinary Shares, Notes or Warrants who are residents of Relevant Territories, other than the United States, must satisfy the conditions of one of the exemptions referred to above under the heading “— General Exemptions”, including the requirement to furnish valid DWT Forms, in order to receive distributions without suffering DWT.

If such holders of Ordinary Shares hold their Ordinary Shares through DTC, they must provide the appropriate DWT Forms to their brokers (so that such brokers can further transmit the relevant information to a qualifying intermediary appointed by the Company) before the record date for the distribution (or such later date before the distribution payment date as may be notified to holder of Ordinary Shares by their broker).

If such holders of Ordinary Shares, Notes or Warrants hold their Ordinary Shares outside of DTC, they must provide the appropriate DWT Forms to the Company’s transfer agent before the record date for the distribution. It is strongly recommended that any such holders of Ordinary Shares into which the Notes may be converted, or which may be issued upon exercise of the Warrants, who are residents of Relevant Territories other than the United States complete the appropriate DWT Forms and provide them to their brokers or the Company’s transfer agent, as the case may be, as soon as possible after acquiring their Ordinary Shares.

If any holder of Ordinary Shares, Notes or Warrants who is resident in a Relevant Territory receives a distribution from which DWT has been withheld, the holder of Ordinary Shares, Notes or Warrants may be entitled to a refund of DWT from the Irish Revenue provided the holder of Ordinary Shares, Notes or Warrants is beneficially entitled to the distribution.

Ordinary Shares, Notes and Warrants Held by Other Persons

Holders of Ordinary Shares, Notes or Warrants that do not fall within any of the categories specifically referred to above may nonetheless fall within other exemptions from DWT. If any holders of Ordinary Shares, Notes or Warrants are exempt from DWT, but receive distributions subject to DWT, such holders of Ordinary Shares, Notes or Warrants may apply for refunds of such DWT from the Irish Revenue.

Distributions paid in respect of Ordinary Shares held through DTC that are owned by a partnership formed under the laws of a Relevant Territory and where all the underlying partners are resident in a Relevant Territory will be entitled to exemption from DWT if all of the partners complete the appropriate DWT Forms and provide them to their brokers (so that such brokers can further transmit the relevant information to a qualifying intermediary appointed by the Company) before the record date for the distribution (or such later date before the distribution payment date as may be notified to the holder of Ordinary Shares by the broker). If any partner is not a resident of a Relevant Territory, no part of the partnership’s position is entitled to exemption from DWT.

Income Tax on Distributions Paid on Ordinary Shares, Notes or Warrants

Irish income tax may arise for certain persons in respect of distributions received from Irish resident companies.

A Non-Irish Holder that is entitled to an exemption from DWT will generally have no Irish income tax or universal social charge liability on a distribution from the Company. A Non-Irish Holder that is not entitled to an exemption from DWT, and therefore is subject to DWT, generally will have no additional Irish income tax liability or liability to universal social charge. The DWT deducted by the Company discharges the Irish income tax liability and liability to universal social charge.

Capital Acquisitions Tax (CAT)

CAT comprises principally gift tax and inheritance tax on property situated in Ireland for CAT purposes or otherwise within the territorial scope of CAT. CAT could apply to a gift or inheritance of Ordinary Shares, Notes or Warrants because Ordinary Shares, Notes and Warrants are regarded as property situated in Ireland for CAT purposes. The person who receives the gift or inheritance has primary liability for CAT.

CAT is currently levied at a rate of 33% on the value of any taxable gift or inheritance above certain tax-free thresholds. The appropriate tax-free threshold depends upon (1) the relationship between the donor and the donee and (2) the aggregation of the values of previous taxable gifts and inheritances received by the donee from persons within the same group threshold. Gifts and inheritances passing between spouses are exempt from CAT, as are gifts to certain charities. Children have a lifetime tax-free threshold of €400,000 in respect of taxable gifts or inheritances received from their parents. There is also a “small gift exemption” from CAT whereby the first €3,000 of the taxable value of all taxable gifts taken by a donee from any one donor, in each calendar year, is exempt from CAT and is also excluded from any future aggregation. This exemption does not apply to an inheritance.

THE IRISH TAX CONSIDERATIONS SUMMARIZED ABOVE ARE FOR GENERAL INFORMATION ONLY AND ARE NOT INTENDED TO PROVIDE ANY DEFINITIVE TAX REPRESENTATIONS TO HOLDERS. EACH HOLDER SHOULD CONSULT HIS OR HER TAX ADVISOR AS TO THE PARTICULAR CONSEQUENCES THAT MAY APPLY TO SUCH SECURITY HOLDER.

Legal Matters

The validity of the ordinary shares to be offered by this prospectus and certain other legal matters relating to Irish law have been passed upon by Arthur Cox, LLP, Dublin, Ireland. Certain matters of U.S. federal and New York State law will be passed upon for us by Reed Smith LLP, New York, New York.

Experts

The consolidated financial statements of ADSE as of December 31, 2023 and 2022 and for each of the three years in the period ended December 31, 2023 incorporated by reference in this Prospectus and in the Registration Statement have been so included in reliance on the report of BDO AG Wirtschaftsprüfungsgesellschaft, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting. The report on the consolidated financial statements contains an explanatory paragraph regarding the Company’s ability to continue as a going concern.

Where You Can Find Additional Information

We have filed with the SEC a registration statement (including exhibits to the registration statement) on Form F-3 under the Securities Act. This prospectus supplement, which is part of the registration statement, does not contain all of the information set forth in the registration statement and the exhibits and schedules to the registration statement. For further information, we refer you to the registration statement and the exhibits and schedules filed as part of the registration statement. If a document has been filed as an exhibit to the registration statement, we refer you to the copy of the document that has been filed. Each statement in this prospectus relating to a document filed as an exhibit is qualified in all respects by the filed exhibit. We are subject to the informational requirements of the Exchange Act that are applicable to foreign private issuers. Accordingly, we are required to file or furnish reports and other information with the SEC, including annual reports on Form 20-F and reports on Form 6-K. The SEC maintains an Internet website that contains reports and other information regarding issuers that file electronically with the SEC. Our filings with the SEC are available to the public through the SEC’s website at http://www.sec.gov. As a foreign private issuer, we are exempt under the Exchange Act from, among other things, the rules prescribing the furnishing and content of proxy statements, and our executive officers, directors and principal and selling securityholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. In addition, we will not be required under the Exchange Act to file periodic reports and financial statements with the SEC as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act. We maintain a corporate website at https://adstec-energy.com/. Information contained on, or that can be accessed through, our website does not constitute a part of this prospectus. We have included our website address in this prospectus solely for informational purposes.

Documents Incorporated By Reference

The SEC allows the Company to “incorporate by reference” into this prospectus supplement the information we file with or furnish to the SEC, which means that the Company can disclose important information to you by referring you to those documents. The Company hereby incorporates by reference in this prospectus supplement the documents listed below and all amendments or supplements we may file to such documents:

●	the Company’s Annual Report on Form 20-F filed with the SEC on April 30, 2024;

●	any future filings on Form 20-F made with the SEC under the Exchange Act after the date of this prospectus supplement and prior to the termination of the offering of the securities offered by this prospectus supplement;

●	the Company’s reports of foreign private issuer on Form 6-K or Form 6-K/A (each, a “Form 6-K”) furnished to the SEC on February 8, 2024, March 14, 2024, April 29, 2024, April 30, 2024, May 14, 2024, August 30, 2024, September 4, 2024, September 13, 2024, October 18, 2024, January 16, 2025 and February 11, 2025;

●	any future reports on Form 6-K that we furnish to the SEC after the date of this prospectus supplement that are identified in such reports as being incorporated by reference in this prospectus supplement; and

●	the description of the securities contained in our registration statement on Form 8-A filed on December 22, 2021 pursuant to Section 12 of the Exchange Act, together with all amendments and reports filed for the purpose of updating that description.

All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act and, to the extent specifically designated therein, Form 6-K’s, in each case, after the date of the initial registration statement of which this prospectus supplement is a part and prior to the effectiveness of the registration statement, as well as prior to the completion or termination of the offering of securities under this prospectus supplement, shall be deemed to be incorporated by reference in this prospectus supplement and to be a part hereof from the date of filing or furnishing of such documents.

Any statement contained herein or in a document, all or a portion of which is incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this prospectus supplement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement.

Notwithstanding the foregoing, no information is incorporated by reference in this prospectus supplement where such information under applicable forms and regulations of the SEC is not deemed to be “filed” under Section 18 of the Exchange Act or otherwise subject to the liabilities of that section, unless the report or filing containing such information indicates that the information therein is to be considered “filed” under the Exchange Act or is to be incorporated by reference in this prospectus supplement.

We will provide to each person, including any beneficial owner, to whom this prospectus supplement is delivered, a copy of any or all the reports or documents incorporated by reference in this prospectus supplement, at no cost to the requester, upon written or oral request to us at the following address: ADS-TEC Energy PLC, 10 Earlsfort Terrace, Dublin 2, D02 T380, Ireland.

PROSPECTUS

ADS-TEC ENERGY PLC

$250,000,000

ORDINARY SHARES

PREFERRED SHARES

DEBT SECURITIES

GUARANTEES OF DEBT SECURITIES

WARRANTS

RIGHTS

PURCHASE CONTRACTS

UNITS

This prospectus will allow us to issue, from time to time at prices and on terms to be determined at or prior to the time of the offering, up to $250,000,000 of any combination of the securities described in this prospectus, either individually or in units. We may also offer ordinary shares or preferred shares upon conversion of or exchange for the debt securities; ordinary shares or preferred shares or debt securities upon the exercise of warrants, rights or performance of purchase contracts; or any combination of these securities upon the performance of purchase contracts. The debt securities registered hereunder may be fully and unconditionally guaranteed by one or more of our subsidiaries.

This prospectus describes the general terms of these securities and the general manner in which these securities will be offered. We will provide you with the specific terms of any offering in one or more supplements to this prospectus. The prospectus supplements will also describe the specific manner in which these securities will be offered and may also supplement, update or amend information contained in this document. You should read this prospectus and any prospectus supplement, as well as any documents incorporated by reference into this prospectus or any prospectus supplement, carefully before you invest.

Our securities may be sold directly by us to you, through agents designated from time to time or to or through underwriters or dealers. For additional information on the methods of sale, you should refer to the section entitled "Plan of Distribution" in this prospectus and in the applicable prospectus supplement. If any underwriters or agents are involved in the sale of our securities with respect to which this prospectus is being delivered, the names of such underwriters or agents and any applicable fees, commissions or discounts and over-allotment options will be set forth in a prospectus supplement. The price to the public of such securities and the net proceeds that we expect to receive from such sale will also be set forth in a prospectus supplement.

Our Ordinary Shares are listed on the Nasdaq Capital Market (“Nasdaq”) under the symbol “ADSE.” On March 11, 2025, the closing sale price as reported on Nasdaq of our Ordinary Shares was $14.67 per share.

We may amend or supplement this prospectus from time to time by filing amendments or supplements as required. You should read this entire prospectus and any amendments or supplements carefully before you make your investment decision.

We are an “emerging growth company” and “foreign private issuer,” each as defined under the U.S. federal securities laws, and, as such, are subject to reduced public company reporting requirements.

Our principal executive offices are located at 10 Earlsfort Terrace Dublin 2, D02 T380, Ireland.

Investing in our securities involves a high degree of risk. Before buying any of our securities, you should carefully read the discussion of material risks of investing in our securities in “Risk Factors” beginning on page 3 of this prospectus, in any applicable prospectus supplement and as described in certain of the documents we may incorporate by reference herein.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is March 26, 2025

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (“SEC”), utilizing a “shelf” registration process. Under this shelf registration process, we may offer ordinary shares, preferred shares, various series of debt securities (and guarantees of debt securities) and/or warrants, rights or purchase contracts to purchase any of such securities, either individually or in units, in one or more offerings, with a total value of up to $250,000,000. This prospectus provides you with a general description of the securities we may offer. Each time we offer a type or series of securities under this prospectus, we will provide a prospectus supplement that will contain specific information about the terms of that offering.

The prospectus supplement may also add, update or change information contained or incorporated by reference in this prospectus. However, no prospectus supplement will offer a security that is not registered and described in this prospectus at the time of its effectiveness. This prospectus, together with the applicable prospectus supplements and the documents incorporated by reference into this prospectus, includes all material information relating to the offering of securities under this prospectus. You should carefully read this prospectus, the applicable prospectus supplement, the information and documents incorporated herein by reference and the additional information under the headings “Where You Can Find More Information” and “Documents Incorporated By Reference” before making an investment decision.

You should rely only on the information we have provided or incorporated by reference in this prospectus or any prospectus supplement. We have not authorized anyone to provide you with information different from that contained or incorporated by reference in this prospectus. No dealer, salesperson or other person is authorized to give any information or to represent anything not contained or incorporated by reference in this prospectus. You must not rely on any unauthorized information or representation. This prospectus is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. You should assume that the information in this prospectus or any prospectus supplement is accurate only as of the date on the front of the document and that any information we have incorporated herein by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus or any sale of a security.

We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference in the accompanying prospectus were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

This prospectus may not be used to consummate sales of our securities, unless it is accompanied by a prospectus supplement. To the extent there are inconsistencies between any prospectus supplement, this prospectus and any documents incorporated by reference, the document with the most recent date will control.

Other than in the United States, no action has been taken by us or any underwriters that would permit a public offering of the securities offered by this prospectus in any jurisdiction where action for that purpose is required. The securities offered by this prospectus may not be offered or sold, directly or indirectly, nor may this prospectus or any other offering material or advertisements in connection with the offer and sale of any such securities be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this prospectus comes are advised to inform themselves about and to observe any restrictions relating to the offering and the distribution of this prospectus. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities offered by this prospectus in any jurisdiction in which such an offer or a solicitation is unlawful.

FREQUENTLY USED TERMS

Unless otherwise stated in this prospectus, any prospectus supplement or the documents incorporated by reference herein or therein, or the context otherwise requires, references to:

“ADSE” means collectively, ads-tec Energy GmbH, ads-tec Energy, Inc., and ads-tec Energy PLC.

“ADSE GM” means ads-tec Energy GmbH, a wholly-owned subsidiary of ADSE Holdco, based in Nürtingen, Germany and entered in the commercial register of the Stuttgart Local Court under HRB 762810.

“ADSE Holdco” or “Company” means ADS-TEC Energy PLC, an Irish public limited company duly incorporated under the laws of Ireland.

“ADSE US” means ads-tec Energy Inc., a Delaware corporation and wholly-owned subsidiary of the Company.

“ADSH” means ads-tec Holding GmbH, based in Nürtingen, Germany and entered in the commercial register of the Stuttgart Local Court under HRB 224527.

“Bosch” means Bosch Thermotechnik GmbH, based in Wetzlar and entered in the commercial register of the Wetzlar Local Court under HRB 13.

“Business Combination” means the transactions contemplated on December 22, 2021, pursuant to the Business Combination Agreement, in connection with which EUSG ceased to exist and ADSE GM became a wholly-owned subsidiary of ADSE Holdco and the securityholders of ADSE GM and EUSG became securityholders of ADSE Holdco.

“Business Combination Agreement” means the Business Combination Agreement, dated August 10, 2021, by and among EUSG, ADSE Holdco, Merger Sub, Bosch, ADSH and ADSE GM.

“Business Combination Warrants” means collectively, the Public Warrants, the Private Warrants and the Lender Warrants issued in connection with the Business Combination at an exercise price of $11.50 per Ordinary Share.

“EBC” means EarlyBirdCapital, Inc.

“EUSG” means European Sustainable Growth Acquisition Corp., a blank check company incorporated as a Cayman Islands exempted company.

“EUSG Class A Ordinary Shares” means Class A ordinary shares, par value of $0.0001 per share, in the share capital of EUSG.

“EUSG Private Warrants” means whole redeemable warrants to purchase EUSG Class A Ordinary Shares issued pursuant to (i) that certain Private Placement Warrants Purchase Agreement, dated as of January 26, 2021, by and between EUSG and EUSG Sponsor, (ii) that certain Private Placement Warrants Purchase Agreement, dated as of January 26, 2021 by and between EUSG and EBC, and (iii) that certain Private Placement Warrants Purchase Agreement, dated as of January 26, 2021, by and between EUSG and ABN AMRO Securities (USA) LLC.

“EUSG Public Warrants” means the warrants to purchase EUSG Class A Ordinary Shares issued as part of the EUSG units in the IPO.

“EUSG Sponsor” means LRT Capital1 LLC, a Delaware limited liability company.

“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended.

“IPO” means EUSG’s initial public offering of EUSG units, consummated on January 26, 2021.

“JOBS Act” means the Jumpstart Our Business Startups Act of 2012, as amended.

“Lender Warrants” means the 100,000 Business Combination Warrants that came into existence on the automatic adjustment of the whole redeemable warrants to purchase EUSG Class A Ordinary Shares issued to Jonathan Copplestone upon conversion of an outstanding unsecured convertible promissory note in an aggregate principal amount of $100,000, dated October 30, 2021, between EUSG and Jonathan Copplestone upon consummation of the business combination contemplated in the Business Combination Agreement.

“Merger Sub” means EUSG II Corporation, an exempted company incorporated in the Cayman Islands with limited liability under company number 379118 and a wholly-owned subsidiary of ADSE Holdco.

“Ordinary Shares” means the ordinary shares, with US$0.0001 par value per share, of ADSE Holdco.

“Private Warrants” means the Business Combination Warrants that came into existence on the automatic adjustment of the EUSG Private Warrants upon consummation of the Business Combination.

“Public Warrants” means the Business Combination Warrants that came into existence on the automatic adjustment of the EUSG Public Warrants upon consummation of the Business Combination.

“Securities Act” means the U.S. Securities Act of 1933, as amended.

“Share-for-Share Exchange” means the transaction by which ADSH and Bosch transferred as contribution to ADSE Holdco, and ADSE Holdco assumed from ADSH and Bosch, certain shares of ADSE GM in exchange for Ordinary Shares.

“$”, “US$” and “U.S. dollar” means the United States dollar.

“€”, “EUR” and “Euro” means the Euro.

PROSPECTUS SUMMARY

This summary highlights certain information about us, this offering and selected information contained elsewhere in this prospectus. This summary is not complete and does not contain all of the information that you should consider before deciding whether to invest in the securities covered by this prospectus. This summary is qualified in its entirety by the more detailed information included in or incorporated by reference into this prospectus and any applicable prospectus supplement. For a more complete understanding of the Company and our securities, we encourage you to read in their entirety and consider carefully the more detailed information in this prospectus and any related prospectus supplement, including the documents referred to in “Where You Can Find More Information” and “Documents Incorporated by Reference,” before making an investment decision. Some of the statements in this prospectus constitute, and certain statements in any prospectus supplement or the documents incorporated by reference herein and therein may be, forward-looking statements that involve assumptions, risks and uncertainties as further described in “Forward-Looking Statements.”

Unless otherwise stated or the context otherwise indicates, references to the “Company” or “ADSE Holdco” refer to ads-tec Energy plc and, “we”, “our”, “us” or “ADSE” refer to ads-tec Energy plc, together with its subsidiaries.

Our Company

We are a supplier of integrated technology platforms (ecosystem platforms) that enable customers to run their EV charging and energy business models on those decentralized platforms. Our ecosystem platforms consist of hardware, software and services and are designed to provide key functions such as flexibility (energy storage with a battery), intelligent energy- and data management, as well as a wide range of related and recurring digital and physical services. We believe that these decentralized ecosystem platforms will play a significant role in the transition to a low carbon economy. These decentralized systems are getting more and more complex as the level of integration increases. Development must follow continuous changes in regulatory requirements and component improvements. Batteries, power inverters and all the software and security involved must be serviceable and maintained over a long period of time. For the leading players in the future energy market such as utilities and operators, the question of which platforms to invest in and run their business on will, in our opinion, be based on the quality and total cost of ownership of such platforms. Our core business is providing and servicing these ecosystem platforms to, ideally, all of the future power companies, in principle, striving to reach a CO2 neutral world. Due to the depth of our experience and capabilities across a wide range of technical disciplines, we have positioned ourselves as partner of choice for customers running their business and serving their end-customers on these platforms. We strive to penetrate three main domains of the decentralized energy market: (1) Ultra-fast Charging on power limited grids; (2) Residential sector coupling; and (3) Commercial & Industrial applications.

Implications of Being an Emerging Growth Company and a Foreign Private Issuer

We qualify as an “emerging growth company” as defined in the JOBS Act. As an emerging growth company, we may take advantage of certain exemptions from specified disclosure and other requirements that are otherwise generally applicable to public companies. These exemptions include:

●	an exemption from the provisions of Section 404(b) of the Sarbanes-Oxley Act of 2002 requiring that our independent registered public accounting firm provide an attestation report on the effectiveness of our internal control over financial reporting;

●	reduced disclosure obligations regarding executive compensation; and

●	not being required to hold a nonbinding advisory vote on executive compensation or to seek shareholder approval of any golden parachute payments not previously approved.

We will remain an “emerging growth company” until the earliest to occur of (i) the last day of the fiscal year (a) following the fifth anniversary of the closing of the Business Combination, (b) in which we have total annual gross revenue of at least $1.235 billion or (c) in which we are deemed to be a large accelerated filer, which means the market value of equity securities held by our non-affiliates exceeds $700 million as of the last business day of our prior second fiscal quarter, and (ii) the date on which we have issued more than $1.0 billion in non-convertible debt during the prior three-year period.

We are also considered a “foreign private issuer” subject to reporting requirements under the Exchange Act, as a non-U.S. company with foreign private issuer status. As a “foreign private issuer,” we will be subject to different U.S. securities laws than domestic U.S. issuers. The rules governing the information that we must disclose differ from those governing U.S. corporations pursuant to the Exchange Act. This means that, even after we no longer qualify as an emerging growth company, as long as we qualify as a foreign private issuer under the Exchange Act, we will be exempt from certain provisions of the Exchange Act that are applicable to U.S. domestic public companies, including:

●	the rules under the Exchange Act prescribing the furnishing and content of proxy statements to shareholders and requirements that the proxy statements conform to Schedule 14A of the proxy rules promulgated under the Exchange Act;

●	the sections of the Exchange Act regulating the solicitation of proxies, consents or authorizations in respect of a security registered under the Exchange Act;

●	the sections of the Exchange Act requiring insiders (i.e., officers, directors and holders of more than 10% of our issued and outstanding equity securities) to file public reports of their stock ownership and trading activities and liability for insiders who profit from trades made in a short period of time;

●	the rules under the Exchange Act requiring the filing with the SEC of quarterly reports on Form 10-Q containing unaudited financial and other specified information, or current reports on Form 8-K upon the occurrence of specified significant events; and

●	the SEC rules on disclosure of compensation on an individual basis unless individual disclosure is required in our home country (Ireland) and is not otherwise publicly disclosed by us.

We may take advantage of these exemptions until such time as we are no longer a foreign private issuer.

We would cease to be a foreign private issuer at such time as more than 50% of our outstanding voting securities are held by U.S. residents and any of the following three circumstances applies: (i) the majority of our executive officers or directors are U.S. citizens or residents, (ii) more than 50% of our assets are located in the United States or (iii) our business is administered principally in the United States.

We may choose to take advantage of some but not all of these reduced reporting requirements of which we have taken advantage of in this prospectus. Accordingly, the information contained herein may be different from the information you receive from our competitors that are U.S. domestic filers or other U.S. domestic public companies in which you have made an investment.

Risk Factors

Investing in our securities entails a high degree of risk as discussed in the “Risk Factors” section beginning on page 3 of this prospectus and in the documents incorporated by reference in this prospectus. You should carefully consider such risks before deciding to invest in our securities.

Corporate Information

We were incorporated as an Irish public limited company on July 26, 2021 solely for the purpose of effectuating the Business Combination. Prior to the Business Combination, we did not conduct any material activities other than those incident to our formation and certain matters related to the Business Combination, such as the making of certain required securities law filings.

Our principal executive offices are located at 10 Earlsfort Terrace, Dublin 2, D02 T380, Ireland. Our telephone number at this address is +353 1 920 1000.

We have appointed Cogency Global Inc., located at 122 East 42nd Street, 18th Floor, New York, NY 10168 as our agent upon whom process may be served in any action brought against us under the securities laws of the United States in connection with offerings of securities registered by the registration statement of which this prospectus is a part.

We maintain a website at www.ads-tec-energy.com, where we regularly post copies of our press releases as well as additional information about us. Our filings with the SEC are available free of charge through the website as soon as reasonably practicable after being electronically filed with or furnished to the SEC. Information contained in our website is not a part of, nor incorporated by reference into, this prospectus or our other filings with the SEC, and should not be relied upon.

All trademarks, service marks and trade names appearing in this prospectus are the property of their respective holders. Use or display by us of other parties’ trademarks, trade dress, or products in this prospectus is not intended to, and does not, imply a relationship with, or endorsements or sponsorship of, us by the trademark or trade dress owners.

RISK FACTORS

An investment in our securities carries a significant degree of risk. Before you decide to purchase our securities, you should carefully consider all risk factors set forth in the applicable prospectus supplement and the documents incorporated by reference herein or therein. See “Documents Incorporated by Reference.” These risk factors are not exhaustive, and investors are encouraged to perform their own investigation with respect to our business, financial condition and prospects. You should carefully consider these risk factors in addition to the other information included in this prospectus, including matters addressed in the section entitled “Forward-Looking Statements.” We may face additional risks and uncertainties that are not presently known to us, or that we currently deem immaterial, which may also impair our business or financial condition. The risk factors should be read in conjunction with our financial statements and notes to the financial statements incorporated by reference herein. If any of these risks actually occur, our business, financial condition, results of operations or prospects could be materially affected. As a result, the trading prices of our securities could decline and you could lose part or all of your investment.

FORWARD-LOOKING STATEMENTS

This prospectus contains or may contain forward-looking statements as defined in Section 27A of the Securities Act, and Section 21E of the Exchange Act that involve significant risks and uncertainties. All statements other than statements of historical facts are forward-looking statements. These forward-looking statements include information about our possible or assumed future results of operations or our performance. These statements involve known and unknown risks, uncertainties and other factors, including those listed under “Risk Factors,” and elsewhere in this prospectus that may cause our actual results, performance or achievements to be materially different from those expressed or implied by the forward-looking statements.

In some cases, these forward-looking statements can be identified by words and phrases such as “may,” “should,” “intend,” “predict,” “potential,” “continue,” “will,” “expect,” “anticipate,” “estimate,” “plan,” “believe,” “is /are likely to” or the negative form of these words and phrases or other comparable expressions. The forward-looking statements included in this prospectus relate to, among other things:

●	our ability to maintain the listing of the Ordinary Shares and the Business Combination Warrants on a national securities exchange;

●	changes adversely affecting the businesses in which we are engaged;

●	management of growth;

●	general economic conditions, including changes in the credit, debit, securities, financial or capital markets;

●	the impact of adverse public health developments on ADSE’s business and operations;

●	increased costs, disruption of supply, or shortage of materials, could harm our business;

●	our ability to implement business plans, operating models, forecasts, and other expectations and identify and realize additional business opportunities;

●	the result of future financing efforts;

●	product liability lawsuits, civil or damages claims or regulatory proceedings relating to our technology, intellectual property or products;

●	the impact of the military action in Ukraine may affect our current and future operations in the European Union;

●	identified material weaknesses in our internal control over financial reporting, which failure to remediate such material weaknesses in the future or to maintain an effective system of internal control could impair our ability to comply with the financial reporting and internal controls requirements for publicly traded companies;

●	changes to fuel economy standards or the success of alternative fuels may negatively impact the EV market and thus the demand for our products and services;

●	changes to battery energy storage standards or the success of alternative energy storage technologies may negatively impact the battery-energy storage market and thus the demand for our products and services;

●	existing and future environmental health and safety laws and regulations could result in increased compliance costs or additional operating costs or construction costs and restrictions. Failure to comply with such laws and regulations may result in substantial fines or other limitations that may adversely impact our financial results or results of operation; and

●	other factors discussed in “Item 3. Key Information — D. Risk Factors” in our Annual Report on Form 20-F, filed with the SEC on April 30, 2024 (the “Annual Report on Form 20-F”) and incorporated by reference herein.

These forward-looking statements involve various risks, assumptions and uncertainties. Although we believe that our expectations expressed in these forward-looking statements are reasonable, our expectations may turn out to be incorrect. Our actual results could be materially different from or worse than our expectations. You should read this prospectus and the documents that we refer to in this prospectus with the understanding that our actual future results may be materially different from and worse than what we expect. Other sections of this prospectus include additional factors which could adversely impact our business and financial performance. Moreover, we operate in an evolving environment. New risk factors and uncertainties emerge from time to time and it is not possible for our management to predict all risk factors and uncertainties, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements.

You should not rely upon forward-looking statements as predictions of future events. The forward-looking statements made in this prospectus relate only to events or information as of the date on which the statements are made in this prospectus. All forward-looking statements included herein attributable to us or other parties or any person acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section. We undertake no obligation to update or revise any forward-looking statements whether as a result of new information, future events or otherwise, after the date of this prospectus or to reflect the occurrence of unanticipated events, except as otherwise required by the U.S. federal securities laws.

USE OF PROCEEDS

We cannot assure you that we will receive any proceeds in connection with securities which may be offered pursuant to this prospectus. Unless otherwise indicated in the applicable prospectus supplement, we intend to use any net proceeds from the sale of securities under this prospectus for our operations and for other general corporate purposes, including, but not limited to, our internal research and development programs and the development of new programs, general working capital and possible future acquisitions. We have not determined the amounts we plan to spend on any of the areas listed above or the timing of these expenditures. As a result, our management will have broad discretion to allocate the net proceeds, if any, we receive in connection with securities offered pursuant to this prospectus for any purpose. Pending application of the net proceeds as described above, we may initially invest the net proceeds in short-term, investment-grade, interest-bearing securities or apply them to the reduction of short-term indebtedness.

DIVIDEND POLICY

We have not paid any cash dividends on our Ordinary Shares to date. Our board of directors will consider whether or not to institute a dividend policy. It is presently intended that we will retain our earnings for use in business operations and, accordingly, it is not anticipated that our board of directors will declare dividends in the foreseeable future.

DESCRIPTION OF SHARE CAPITAL

The following description of the material terms of the share capital of ADSE Holdco includes a summary of specified provisions of ADSE Holdco’s Memorandum and Articles of Association (“M&A”). This description is qualified by reference to ADSE Holdco’s M&A and form of warrant, each of which has been filed as an exhibit to the registration statement of which this prospectus forms a part.

General

We are a public limited company organized and existing under the laws of Ireland. We were formed on 26 July 2021 as a public limited company under the name ADS-TEC ENERGY PLC. Our affairs are governed by our M&A, the Irish Companies Act and the corporate law of Ireland. Our authorized share capital is (a) US$60,000 divided into (i) 500,000,000 Ordinary Shares, with a nominal value of US$0.0001 per share, and (ii) 100,000,000 preferred shares, with a nominal value of US$0.0001 per share and (b) €25,000 divided into 25,000 deferred ordinary shares with a nominal value of €1.00 per share, which are held by ADSE Holdco as treasury shares.

Ordinary Shares

General. As of March 12, 2025, there were 53,876,307 Ordinary Shares issued and outstanding. In addition, ADSE Holdco holds €25,000 worth of deferred ordinary shares in ADSE Holdco as treasury shares.

Dividends. The holders of Ordinary Shares are entitled to such dividends as may be declared by our board of directors. Dividends may be declared and paid out of the funds legally available therefor. Dividends may also be declared and paid out of share premium account or any other fund or account which can be authorized for this purpose in accordance with the Irish Companies Act.

Voting Rights. Each Ordinary Share shall be entitled to one vote on all matters subject to the vote at general meetings of the Company. Voting at any meeting of shareholders is by way of a poll, which shall be taken in such manner as the chairperson of the meeting directs.

An ordinary resolution to be passed at a meeting by the shareholders requires the affirmative vote of a simple majority of the votes attaching to the Ordinary Shares cast at a meeting, while a special resolution requires the affirmative vote of no less than 75% of the votes cast attaching to the outstanding ordinary shares at a meeting. Where the shareholders wish to act by way of written resolution in lieu of holding a meeting, unanimous consent of the holders of the Ordinary Shares shall be required. A special resolution will be required for important matters such as a change of name, reducing the share capital or making changes to the M&A to be in effect.

Transfer of Ordinary Shares. Subject to the restrictions contained in the Business Combination Agreement with respect to the ADSE Holdco securities issued to the ADSE GM Shareholders in the Share-for-Share Exchange, the provisions of the Lock-Up Agreement, and subject to any further restrictions contained in the M&A, any ADSE Holdco shareholder may transfer all or any of his or her Ordinary Shares by an instrument of transfer in the usual or common form or any other form approved by ADSE Holdco’s board of directors from time to time.

Liquidation. On a return of capital on winding-up or otherwise (other than on conversion, redemption or purchase of ordinary shares), assets available for distribution among the holders of Ordinary Shares shall be distributed among the holders thereof on a pro rata basis. If ADSE Holdco’s assets available for distribution are insufficient to repay all of the paid-up capital, the assets will be distributed so that, as nearly as may be, the losses are borne by ADSE Holdco’s shareholders proportionately.

General Meetings of Shareholders. Shareholders’ meetings may be convened by the board of directors, by the board of directors on the requisition of the shareholders or, if the board of directors fails to so convene a meeting, such extraordinary general meeting may be convened by the requisitioning shareholders where the requisitioning shareholders hold not less than 10% of the paid up share capital of ADSE Holdco. Any action required or permitted to be taken at any annual or extraordinary general meetings may be taken only upon the vote of the shareholders at an annual or extraordinary general meeting duly noticed and convened in accordance with the M&A and the Irish Companies Act. Unanimous consent of the holders of the Ordinary Shares shall be required before the shareholders may act by way of written resolution without a meeting.

Preferred Shares

ADSE Holdco is authorized to issue 100,000,000 preferred shares with a nominal value of US$0.0001 each. As of the date of this prospectus, there are no preference shares issued or outstanding. If issued, the preference shares will have such rights and preferences as determined by our board of directors in accordance with the Irish Companies Act, our M&A, and as set forth in the terms of issue for the shares. The following outlines some of the general terms and provisions of preference shares that we may issue from time to time. Additional or different terms of the preference shares will be set forth in the applicable prospectus supplement.

We will file as an exhibit to the registration statement of which this prospectus forms a part, or will incorporate by reference from reports that we file with the SEC, the form of any subscription agreement that describes the terms of the issue of preference shares we are offering before the issuance of the preference shares. The summaries of material provisions of the preference shares are subject to, and qualified in their entirety by reference to, the Irish Companies Act, all of the provisions of our M&A and the subscription agreement applicable to a particular issue of preference shares. We urge you to read the applicable prospectus supplements, as well as the complete agreement and M&A that contains the terms of the issue of preference shares.

General. We may issue preference shares including preference shares which are, at the option of us or holder, liable to be redeemed or, at the option of the holders of shares of such series, liable to be converted into shares of any other class or classes or of any one or more series of the same class or of another class or classes. Each preference share may confer on the holder a number of rights, including but not limited to (i) receive a preferential dividend, in priority to the payment of any dividend on the ordinary shares, at a rate (which may be fixed or variable) and on the basis (including whether cumulative or not) decided by the directors at the time of issue; (ii) in a winding up and on redemption, payment in priority to the ordinary shares of: (A) the amount of any dividend accrued but unpaid on the share at the date of winding up or the date of redemption; and (B) any additional amount specified in the terms of issue; and (iii) vote at any general meeting.

The prospectus supplement relating to a particular issue of preference shares will describe the terms of that issue of preference shares and the price or prices at which we will offer the shares of that issue of preference shares. The description may include:

●	the title of the issue of preference shares and the number of shares offered;

●	the preferential dividend rate, the terms and conditions relating to the payment of dividends on the preference shares;

●	whether the preference shares are redeemable, and the terms and conditions relating to any such redemption;

●	whether the preference shares are convertible into ordinary shares, and the terms and conditions relating to any such conversion; and

●	any liquidation preference of the preference shares.

Voting Rights. Before issuance, the board of directors of ADSE Holdco can fix in the resolution(s) providing for the issue of the preference shares of each particular series the voting rights, full or limited, if any, of the shares of such series; and whether or not and under what conditions the shares of such series (alone or together with the shares of one or more other series having similar provisions) shall be entitled to vote separately as a single class, for the election of one or more additional directors of ADSE Holdco in case of dividend arrears or other specified events, or upon other matters. On each matter on which holders of preference shares are entitled to vote, each preference share will be entitled to one vote, or will be entitled to the number of votes specified in the terms of issue for the share.

Dividend Rights. Holders of our preference shares may be entitled to receive a preferential dividend, in priority to the payment of any dividend on the ordinary shares, at a rate (which may be fixed or variable) and on the basis (including whether cumulative or not) decided by our board of directors at the time of issue.

Indemnification of Directors and Officers

Pursuant to ADSE Holdco’s M&A, subject to the provisions of and so far as may be permitted by the Irish Companies Act, every director, officer or employee of ADSE Holdco, and each person who is or was serving at the request of ADSE Holdco as a director, officer or employee of another company, or of a partnership, joint venture, trust or other enterprise, shall be entitled to be indemnified by ADSE Holdco against all costs, charges, losses, expenses and liabilities incurred by him or her in the execution and discharge of his or her duties or in relation thereto, including any liability incurred by him or her in defending any proceedings, civil or criminal, which relate to anything done or omitted or alleged to have been done or omitted by him or her as a director, officer or employee of ADSE Holdco or such other company, partnership, joint venture, trust or other enterprise, and in which judgment is given in his or her favor (or the proceedings are otherwise disposed of without any finding or admission of any material breach of duty on his or her part) or in which he or she is acquitted or in connection with any application under any statute for relief from liability in respect of any such act or omission in which relief is granted to him or her by the court.

The Irish Companies Act prescribes that such an indemnity only permits a company to pay the costs or discharge the liability of a director or the secretary where judgment is given in any civil or criminal action in respect of such costs or liability, or where an Irish court grants relief because the director or secretary acted honestly and reasonably and ought fairly to be excused.

ADSE Holdco is permitted under its M&A and the Irish Companies Act to purchase directors’ and officers’ liability insurance, as well as other types of insurance, for its directors, officers and employees.

ADSE Holdco has entered into deeds of indemnity with its directors and ADSE GM executive officers. Given the director indemnification limitations arising under Irish law, ADSE Holdco’s subsidiary, ADSE GM and ADSE GM’s subsidiary, ads-tec Energy, Inc. have also entered into such deeds of indemnity. These agreements, among other things, require ADSE to jointly and severally indemnify ADSE Holdco’s directors and ADSE directors and executive officers for certain expenses, including attorneys’ fees, judgments, fines and settlement amounts incurred by any such director or executive officer in any action or proceeding arising out of their services as one of ADSE directors or executive officers or as a director or executive officer of any other company or enterprise to which the person provides services at ADSE’s request. We believe that these indemnification deeds are necessary to attract and retain qualified persons as directors and officers.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Transfer Agent, Warrant Agent and Registrar

ADSE Holdco’s transfer agent and warrant agent for the Business Combination Warrants is Continental Stock Transfer & Trust Company. ADSE Holdco’s registrar is Link Group.

Listing of Securities

Our Ordinary Shares and the Business Combination Warrants are listed on Nasdaq under the symbols “ADSE” and “ADSEW,” respectively. Holders of our securities should obtain current market quotations for their securities. There can be no assurance that our Ordinary Shares will remain listed on Nasdaq. If we fail to comply with the Nasdaq listing requirements, our Ordinary Shares and/or warrants could be delisted from Nasdaq. A delisting of our Ordinary Shares and warrants will likely affect the liquidity of our Ordinary Shares and warrants and could inhibit or restrict our ability to raise additional financing.

DESCRIPTION OF DEBT SECURITIES AND GUARANTEES OF DEBT SECURITIES

The following description, together with the additional information we include in any applicable prospectus supplements, summarizes the material terms and provisions of the debt securities and guarantees of debt securities that we may offer under this prospectus. While the terms we have summarized below will apply generally to any future debt securities we may offer pursuant to this prospectus, we will describe the particular terms of any debt securities that we may offer in more detail in the applicable prospectus supplement. If we so indicate in a prospectus supplement, the terms of any debt securities offered under such prospectus supplement may differ from the terms we describe below, and to the extent the terms set forth in a prospectus supplement differ from the terms described below, the terms set forth in the prospectus supplement shall control.

We may sell from time to time, in one or more offerings under this prospectus, debt securities, which may be senior or subordinated. If not required to be issued under an indenture pursuant to the Trust Indenture Act of 1939, as amended, the debt securities may be issued without an indenture. Otherwise, if required to be issued under an indenture pursuant to the Trust Indenture Act of 1939, as amended, the debt securities will be issued under one or more separate indentures the forms of which are filed as exhibits to the registration statement of which this prospectus forms a part. More specifically, we will issue any such senior debt securities under a senior indenture that we will enter into with a trustee to be named in the senior indenture. We will issue any such subordinated debt securities under a subordinated indenture, which we will enter into with a trustee to be named in the subordinated indenture. We use the term "indentures" to refer to either the senior indenture or the subordinated indenture, as applicable. Such indentures will be qualified under the Trust Indenture Act of 1939, as in effect on the date of the indenture. We use the term "debenture trustee" to refer to either the trustee under the senior indenture or the trustee under the subordinated indenture, as applicable.

Certain of our subsidiaries may guarantee the debt securities we offer. Those guarantees may or may not be secured by liens, mortgages, and security interests in the assets of those subsidiaries. The terms and conditions of any such subsidiary guarantees, and a description of any such liens, mortgages or security interests, will be set forth in the prospectus supplement that will accompany this prospectus. In addition, the terms of any guarantees of the debt securities of any debt securities will include those stated in the applicable indentures and those made part of the indentures by reference to the Trust Indenture Act of 1939.

The following summaries of material provisions of the senior debt securities, the subordinated debt securities, guarantees of debt securities, and the indentures are subject to, and qualified in their entirety by reference to, all the provisions of the indenture applicable to a particular series of debt securities.

General

Each indenture will provide that debt securities may be issued from time to time in one or more series and may be denominated and payable in foreign currencies or units based on or relating to foreign currencies. Neither indenture will limit the amount of debt securities that may be issued thereunder, and each indenture will provide that the specific terms of any series of debt securities shall be set forth in, or determined pursuant to, an authorizing resolution and/or a supplemental indenture, if any, relating to such series.

We will describe in each prospectus supplement the following terms relating to a series of debt securities:

●	the title or designation;

●	the aggregate principal amount and any limit on the amount that may be issued;

●	the currency or units based on or relating to currencies in which debt securities of such series are denominated and the currency or units in which principal or interest or both will or may be payable;

●	whether we will issue the series of debt securities in global form, the terms of any global securities and who the depositary will be;

●	the maturity date and the date or dates on which principal will be payable;

●	the interest rate, which may be fixed or variable, or the method for determining the rate and the date interest will begin to accrue, the date or dates interest will be payable and the record dates for interest payment dates or the method for determining such dates;

●	whether or not the debt securities, or if applicable, any guarantees of those debt securities, will be secured or unsecured, and the terms of any secured debt;

●	the terms of the subordination of any series of subordinated debt;

●	whether the debt securities will be guaranteed by any guarantors and, if so, the names of the guarantors of the debt securities and description of the guarantees;

●	the place or places where payments will be payable;

●	our right, if any, to defer payment of interest and the maximum length of any such deferral period;

●	the date, if any, after which, and the price at which, we may, at our option, redeem the series of debt securities pursuant to any optional redemption provisions;

●	the date, if any, on which, and the price at which we are obligated, pursuant to any mandatory sinking fund provisions or otherwise, to redeem, or at the holder's option to purchase, the series of debt securities;

●	whether the indenture will restrict our ability to pay dividends, or will require us to maintain any asset ratios or reserves;

●	whether we will be restricted from incurring any additional indebtedness;

●	a discussion on any material or special U.S. federal income tax considerations applicable to a series of debt securities;

●	the denominations in which we will issue the series of debt securities, if other than denominations of $1,000 and any integral multiple thereof; and

●	any other specific terms, preferences, rights or limitations of, or restrictions on, the debt securities and, if applicable, any guarantees of debt securities.

We may issue debt securities that provide for an amount less than their stated principal amount to be due and payable upon declaration of acceleration of their maturity pursuant to the terms of the indenture. We will provide you with information on the federal income tax considerations and other special considerations applicable to any of these debt securities in the applicable prospectus supplement.

Guarantees

If the applicable prospectus supplement relating to a series of debt securities provides that those debt securities will have the benefit of a guarantee by the Company’s then existing or future subsidiaries, then the debt securities will be fully and unconditionally guaranteed by such guarantor subsidiaries. In the event of a bankruptcy, liquidation or reorganization of any of the non-guarantor subsidiaries, the non-guarantor subsidiaries will pay the holders of their debt and their trade creditors before they will be able to distribute any of their assets to us. The guarantees will be general obligations of each guarantor. The guarantees will be joint and several obligations of the guarantors. If a series of debt securities is so guaranteed, a supplemental indenture to the applicable base indenture will be executed by each guarantor. The obligations of each guarantor under its guarantee will be limited as necessary to prevent that guarantee from constituting a fraudulent conveyance under applicable law. The terms of any guarantee and the conditions upon which any guarantor may be released from its obligations under that guarantee will be set forth in the applicable prospectus supplement.

Conversion or Exchange Rights

We will set forth in the prospectus supplement the terms, if any, on which a series of debt securities may be convertible into or exchangeable for our ordinary shares or our other securities. We will include provisions as to whether conversion or exchange is mandatory, at the option of the holder or at our option. We may include provisions pursuant to which the number of ordinary shares or our other securities that the holders of the series of debt securities receive would be subject to adjustment.

Information Concerning the Debenture Trustee

The debenture trustee, other than during the occurrence and continuance of an event of default under the applicable indenture, undertakes to perform only those duties as are specifically set forth in the applicable indenture. Upon an event of default under an indenture, the debenture trustee under such indenture must use the same degree of care as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the debenture trustee is under no obligation to exercise any of the powers given it by the indentures at the request of any holder of debt securities unless it is offered reasonable security and indemnity against the costs, expenses and liabilities that it might incur.

Payment and Paying Agents

Unless we otherwise indicate in the applicable prospectus supplement, we will make payment of the interest on any debt securities on any interest payment date to the person in whose name the debt securities, or one or more predecessor securities, are registered at the close of business on the regular record date for the interest.

We will pay principal of and any premium and interest on the debt securities of a particular series at the office of the paying agents designated by us, except that unless we otherwise indicate in the applicable prospectus supplement, we will make interest payments by check which we will mail to the holder. Unless we otherwise indicate in a prospectus supplement, we will designate the corporate trust office of the debenture trustee in the City of New York as our sole paying agent for payments with respect to debt securities of each series. We will name in the applicable prospectus supplement any other paying agents that we initially designate for the debt securities of a particular series. We will maintain a paying agent in each place of payment for the debt securities of a particular series.

All money we pay to a paying agent or the debenture trustee for the payment of the principal of or any premium or interest on any debt securities which remains unclaimed at the end of two years after such principal, premium or interest has become due and payable will be repaid to us, and the holder of the security thereafter may look only to us for payment thereof.

Governing Law

The indentures and the debt securities will be governed by and construed in accordance with the laws of the State of New York, except to the extent that the Trust Indenture Act is applicable.

Subordination of Subordinated Debt Securities and Guarantees

Our obligations pursuant to any subordinated debt securities, and if applicable, the guarantees thereof, will be unsecured and will be subordinate and junior in priority of payment to certain of our other indebtedness to the extent described in a prospectus supplement. The subordinated indenture does not limit the amount of senior indebtedness we may incur. It also does not limit us from issuing any other secured or unsecured debt.

DESCRIPTION OF WARRANTS

General

We may issue warrants to purchase ordinary shares, preferred shares and/or debt securities. We may offer warrants separately or together with one or more additional warrants, debt securities, ordinary shares, preferred shares, rights or purchase contracts, or any combination of those securities in the form of units, as described in the applicable prospectus supplement. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a bank or trust company, as warrant agent. The warrant agent will act solely as our agent in connection with the certificates relating to the rights of the series of certificates and will not assume any obligation or relationship of agency or trust for or with any holders of rights certificates or beneficial owners of rights. The following description sets forth certain general terms and provisions of the rights to which any prospectus supplement may relate. The particular terms of the warrant to which any prospectus supplement may relate and the extent, if any, to which the general provisions may apply to the rights so offered will be described in the applicable prospectus supplement. To the extent that any particular terms of the warrant, warrant agreement or warrant certificates described in a prospectus supplement differ from any of the terms described below, then the terms described below will be deemed to have been superseded by that prospectus supplement. We encourage you to read the applicable warrant agreement and warrant certificate for additional information before you decide whether to purchase any of our rights.

We will provide in a prospectus supplement the following terms of the warrants being issued:

●	the specific designation and aggregate number of, and the price at which we will issue, the warrants;

●	the currency or currency units in which the offering price, if any, and the exercise price are payable;

●	the designation, amount and terms of the securities purchasable upon exercise of the warrants;

●	if applicable, the exercise price for ordinary shares and the number of ordinary shares to be received upon exercise of the warrants;

●	if applicable, the exercise price for preferred shares, the number of preferred shares to be received upon exercise, and a description of that series of our preferred shares;

●	if applicable, the exercise price for our debt securities, the amount of debt securities to be received upon exercise, and a description of that series of debt securities;

●	the date on which the right to exercise the warrants will begin and the date on which that right will expire or, if you may not continuously exercise the warrants throughout that period, the specific date or dates on which you may exercise the warrants;

●	whether the warrants will be issued in fully registered form or bearer form, in definitive or global form or in any combination of these forms, although, in any case, the form of a warrant included in a unit will correspond to the form of the unit and of any security included in that unit;

●	any applicable material U.S. federal income tax consequences;

●	the identity of the warrant agent for the warrants and of any other depositaries, execution or paying agents, transfer agents, registrars or other agents;

●	the proposed listing, if any, of the warrants or any securities purchasable upon exercise of the warrants on any securities exchange;

●	if applicable, the date from and after which the warrants and the ordinary shares, preferred shares and/or debt securities will be separately transferable;

●	if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;

●	information with respect to book-entry procedures, if any;

●	the anti-dilution provisions of the warrants, if any;

●	any redemption or call provisions;

●	whether the warrants may be sold separately or with other securities as parts of units; and

●	any additional terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

Each warrant will entitle the holder of rights to purchase for cash the principal amount of ordinary shares or other securities at the exercise price provided in the applicable prospectus supplement. Warrants may be exercised at any time up to the close of business on the expiration date for the rights provided in the applicable prospectus supplement.

Holders may exercise warrants as described in the applicable prospectus supplement. Upon receipt of payment and the warrant certificate properly completed and duly executed at the corporate trust office of the rights agent or any other office indicated in the prospectus supplement, we will, as soon as practicable, forward the ordinary shares, preferred shares or other securities, as applicable, purchasable upon exercise of the rights. If less than all of the warrants issued in any rights offering are exercised, we may offer any unsubscribed securities directly to persons other than shareholders, to or through agents, underwriters or dealers or through a combination of such methods, including pursuant to standby arrangements, as described in the applicable prospectus supplement.

Warrant Agent

The warrant agent for any warrants we offer will be set forth in the applicable prospectus supplement.

DESCRIPTION OF RIGHTS

General

We may issue rights to purchase ordinary shares, preferred shares, and/or debt securities described in this prospectus. We may offer rights separately or together with one or more additional rights, ordinary shares, preferred shares, debt securities, warrants or purchase contracts, or any combination of those securities in the form of units, as described in the applicable prospectus supplement. Each series of rights will be issued under a separate rights agreement to be entered into between us and a bank or trust company, as rights agent. The rights agent will act solely as our agent in connection with the certificates relating to the rights of the series of certificates and will not assume any obligation or relationship of agency or trust for or with any holders of rights certificates or beneficial owners of rights. The following description sets forth certain general terms and provisions of the rights to which any prospectus supplement may relate. The particular terms of the rights to which any prospectus supplement may relate and the extent, if any, to which the general provisions may apply to the rights so offered will be described in the applicable prospectus supplement. To the extent that any particular terms of the rights, rights agreement or rights certificates described in a prospectus supplement differ from any of the terms described below, then the terms described below will be deemed to have been superseded by that prospectus supplement. We encourage you to read the applicable rights agreement and rights certificate for additional information before you decide whether to purchase any of our rights.

We will provide in a prospectus supplement the following terms of the rights being issued:

●	the date of determining the shareholders entitled to the rights distribution;

●	the aggregate number of ordinary shares or other securities purchasable upon exercise of the rights;

●	the exercise price;

●	the aggregate number of rights issued;

●	whether the rights are transferrable and the date, if any, on and after which the rights may be separately transferred;

●	the date on which the right to exercise the rights will commence, and the date on which the right to exercise the rights will expire;

●	the method by which holders of rights will be entitled to exercise;

●	the conditions to the completion of the offering, if any;

●	the withdrawal, termination and cancellation rights, if any;

●	whether there are any backstop or standby purchaser or purchasers and the terms of their commitment, if any;

●	whether shareholders are entitled to oversubscription rights, if any;

●	any applicable U.S. federal income tax considerations; and

●	any other terms of the rights, including terms, procedures and limitations relating to the distribution, exchange and exercise of the rights, as applicable.

Each right will entitle the holder of rights to purchase for cash the principal amount of ordinary shares or other securities at the exercise price provided in the applicable prospectus supplement. Rights may be exercised at any time up to the close of business on the expiration date for the rights provided in the applicable prospectus supplement.

Holders may exercise rights as described in the applicable prospectus supplement. Upon receipt of payment and the rights certificate properly completed and duly executed at the corporate trust office of the rights agent or any other office indicated in the prospectus supplement, we will, as soon as practicable, forward the ordinary shares or other securities, as applicable, purchasable upon exercise of the rights. If less than all of the rights issued in any rights offering are exercised, we may offer any unsubscribed securities directly to persons other than stockholders, to or through agents, underwriters or dealers or through a combination of such methods, including pursuant to standby arrangements, as described in the applicable prospectus supplement.

Rights Agent

The rights agent for any rights we offer will be set forth in the applicable prospectus supplement.

DESCRIPTION OF PURCHASE CONTRACTS

We may issue purchase contracts, including contracts obligating holders to purchase from us, and for us to sell to holders, a specific or variable number of our ordinary shares, preferred shares, debt securities, warrants or rights, or securities of an entity unaffiliated with us, or any combination of the above, as described in the applicable prospectus supplement. Alternatively, the purchase contracts may obligate us to purchase from holders, and obligate holders to sell to us, a specific or variable number of our ordinary shares, preferred shares, debt securities, warrants, rights or other property, or any combination of the above. The price of the securities or other property subject to the purchase contracts may be fixed at the time the purchase contracts are issued or may be determined by reference to a specific formula described in the purchase contracts. We may issue purchase contracts separately or as a part of units each consisting of a purchase contract and one or more of our other securities described in this prospectus or securities of third parties, securing the holder's obligations under the purchase contract. The purchase contracts may require us to make periodic payments to holders or vice versa and the payments may be unsecured or pre-funded on some basis. The purchase contracts may require holders to secure the holder's obligations in a manner specified in the applicable prospectus supplement.

The applicable prospectus supplement will describe the terms of any purchase contracts in respect of which this prospectus is being delivered, including, to the extent applicable, the following:

●	whether the purchase contracts obligate the holder or us to purchase or sell, or both purchase and sell, the securities subject to purchase under the purchase contract, and the nature and amount of each of those securities, or the method of determining those amounts;

●	whether the purchase contracts are to be prepaid;

●	whether the purchase contracts are to be settled by delivery, or by reference or linkage to the value, performance or level of the securities subject to purchase under the purchase contract;

●	any acceleration, cancellation, termination or other provisions relating to the settlement of the purchase contracts;

●	any applicable U.S. federal income tax considerations; and

●	whether the purchase contracts will be issued in fully registered or global form.

The preceding description sets forth certain general terms and provisions of the purchase contracts to which any prospectus supplement may relate. The particular terms of the purchase contracts to which any prospectus supplement may relate and the extent, if any, to which the general provisions may apply to the purchase contracts so offered will be described in the applicable prospectus supplement. To the extent that any particular terms of the purchase contracts described in a prospectus supplement differ from any of the terms described above, then the terms described above will be deemed to have been superseded by that prospectus supplement. We encourage you to read the applicable purchase contract for additional information before you decide whether to purchase any of our purchase contracts.

DESCRIPTION OF UNITS

The following description, together with the additional information that we include in any applicable prospectus supplements summarizes the material terms and provisions of the units that we may offer under this prospectus. While the terms we have summarized below will apply generally to any units that we may offer under this prospectus, we will describe the particular terms of any series of units in more detail in the applicable prospectus supplement. The terms of any units offered under a prospectus supplement may differ from the terms described below.

We will incorporate by reference from reports that we file with the SEC, the form of unit agreement that describes the terms of the series of units we are offering, and any supplemental agreements, before the issuance of the related series of units. The following summaries of material terms and provisions of the units are subject to, and qualified in their entirety by reference to, all the provisions of the unit agreement and any supplemental agreements applicable to a particular series of units. We urge you to read the applicable prospectus supplements related to the particular series of units that we may offer under this prospectus, as well as any related free writing prospectuses and the complete unit agreement and any supplemental agreements that contain the terms of the units.

General

We may issue units consisting of ordinary shares, preferred shares, one or more debt securities, warrants, rights or purchase contracts for the purchase of ordinary shares, preferred shares and/or debt securities in one or more series, in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each security included in the unit. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date.

We will describe in the applicable prospectus supplement the terms of the series of units being offered, including:

●	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

●	any provisions of the governing unit agreement that differ from those described below; and

●	any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units.

The provisions described in this section, as well as those set forth in any prospectus supplement or as described under "Description of Capital Stock," "Description of Debt Securities," "Description of Warrants," "Description of Rights" and "Description of Purchase Contracts" will apply to each unit, as applicable, and to any ordinary shares, preferred shares, debt security, warrant, right or purchase contract included in each unit, as applicable.

Unit Agent

The name and address of the unit agent for any units we offer will be set forth in the applicable prospectus supplement.

Issuance in Series

We may issue units in such amounts and in such numerous distinct series as we determine.

Enforceability of Rights by Holders of Units

Each unit agent will act solely as our agent under the applicable unit agreement and will not assume any obligation or relationship of agency or trust with any holder of any unit. A single bank or trust company may act as unit agent for more than one series of units. A unit agent will have no duty or responsibility in case of any default by us under the applicable unit agreement or unit, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a unit may, without the consent of the related unit agent or the holder of any other unit, enforce by appropriate legal action its rights as holder under any security included in the unit.

PLAN OF DISTRIBUTION

General Plan of Distribution

We may offer securities under this prospectus from time to time pursuant to underwritten public offerings, negotiated transactions, block trades or a combination of these methods. We may sell the securities (1) through underwriters or dealers, (2) through agents, including "at the market" offerings within the meaning of Rule 415(a)(4) under the Securities Act, or (3) directly to one or more purchasers, or through a combination of such methods. We may distribute the securities from time to time in one or more transactions at:

●	a fixed price or prices, which may be changed from time to time;

●	market prices prevailing at the time of sale;

●	prices related to the prevailing market prices; or

●	negotiated prices.

We may directly solicit offers to purchase the securities being offered by this prospectus. We may also designate agents to solicit offers to purchase the securities from time to time. We will name in a prospectus supplement any underwriter or agent involved in the offer or sale of the securities.

If we utilize a dealer in the sale of the securities being offered by this prospectus, we will sell the securities to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale.

If we utilize an underwriter in the sale of the securities being offered by this prospectus, we will execute an underwriting agreement with the underwriter at the time of sale, and we will provide the name of any underwriter in the prospectus supplement which the underwriter will use to make re-sales of the securities to the public. In connection with the sale of the securities, we, or the purchasers of the securities for whom the underwriter may act as agent, may compensate the underwriter in the form of underwriting discounts or commissions. The underwriter may sell the securities to or through dealers, and the underwriter may compensate those dealers in the form of discounts, concessions or commissions.

With respect to underwritten public offerings, negotiated transactions and block trades, we will provide in the applicable prospectus supplement information regarding any compensation we pay to underwriters, dealers or agents in connection with the offering of the securities, and any discounts, concessions or commissions allowed by underwriters to participating dealers. Underwriters, dealers and agents participating in the distribution of the securities may be deemed to be underwriters within the meaning of the Securities Act\, and any discounts and commissions received by them and any profit realized by them on resale of the securities may be deemed to be underwriting discounts and commissions. We may enter into agreements to indemnify underwriters, dealers and agents against civil liabilities, including liabilities under the Securities Act, or to contribute to payments they may be required to make in respect thereof.

If so indicated in the applicable prospectus supplement, we will authorize underwriters or other persons acting as our agents to solicit offers by certain institutions to purchase securities from us pursuant to delayed delivery contracts providing for payment and delivery on the date stated in the prospectus supplement. Each contract will be for an amount not less than, and the aggregate amount of securities sold pursuant to such contracts shall not be less nor more than, the respective amounts stated in the prospectus supplement. Institutions with whom the contracts, when authorized, may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and other institutions, but shall in all cases be subject to our approval. Delayed delivery contracts will not be subject to any conditions except that:

●	the purchase by an institution of the securities covered under that contract shall not at the time of delivery be prohibited under the laws of the jurisdiction to which that institution is subject; and

●	if the securities are also being sold to underwriters acting as principals for their own account, the underwriters shall have purchased such securities not sold for delayed delivery. The underwriters and other persons acting as our agents will not have any responsibility in respect of the validity or performance of delayed delivery contracts.

Ordinary shares sold pursuant to the registration statement of which this prospectus is a part will be authorized for quotation and trading on the Nasdaq, the over-the-counter market or on any other national securities exchange on which our ordinary shares are then listed or traded. The applicable prospectus supplement will contain information, where applicable, as to any other listing, if any, on the Nasdaq or any securities market or other securities exchange of the securities covered by the prospectus supplement. We can make no assurance as to the liquidity of or the existence of trading markets for any of the securities.

In order to facilitate the offering of the securities, certain persons participating in the offering may engage in transactions that stabilize, maintain or otherwise affect the price of the securities. This may include over-allotments or short sales of the securities, which involve the sale by persons participating in the offering of more securities than we sold to them. In these circumstances, these persons would cover such over-allotments or short positions by making purchases in the open market or by exercising their over-allotment option. In addition, these persons may stabilize or maintain the price of the securities by bidding for or purchasing the applicable security in the open market or by imposing penalty bids, whereby selling concessions allowed to dealers participating in the offering may be reclaimed if the securities sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. These transactions may be discontinued at any time.

The underwriters, dealers and agents may engage in other transactions with us, or perform other services for us, in the ordinary course of their business. Underwriters, dealers, agents and other persons may be entitled under agreements which may be entered into with us to indemnification against and contribution toward certain civil liabilities, including liabilities under the Securities Act, and to be reimbursed by us for certain expenses.

Any securities initially sold outside the U.S. may be resold in the U.S. through underwriters, dealers or otherwise.

Any underwriters to which offered securities are sold by us for public offering and sale may make a market in such securities, but those underwriters will not be obligated to do so and may discontinue any market making at any time.

The anticipated date of delivery of the securities offered by this prospectus will be described in the applicable prospectus supplement relating to the offering.

In compliance with the guidelines of the Financial Industry Regulatory Authority (“FINRA”), the aggregate maximum discount, commission, agency fees or other items constituting underwriting compensation to be received by any FINRA member or independent broker-dealer will not exceed 8% of the offering proceeds from any offering pursuant to this prospectus and any applicable prospectus supplement.

No FINRA member may participate in any offering of securities made under this prospectus if such member has a conflict of interest under FINRA Rule 5121, including if 5% or more of the net proceeds, not including underwriting compensation, of any offering of securities made under this prospectus will be received by a FINRA member participating in the offering or affiliates or associated persons of such FINRA members, unless a qualified independent underwriter has participated in the offering or the offering otherwise complies with FINRA Rule 5121.

To comply with the securities laws of some states, if applicable, the securities may be sold in these jurisdictions only through registered or licensed brokers or dealers. In addition, in some states the securities may not be sold unless they have been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.

TAXATION

The material Irish and U.S. federal income tax consequences relating to the purchase, ownership and disposition of any shelf securities offered by the prospectus will be set forth in the applicable prospectus supplement.

LEGAL MATTERS

The validity of the ordinary shares to be offered by this prospectus and certain other legal matters relating to Irish law have been passed upon by Arthur Cox, LLP, Dublin, Ireland. Certain matters of U.S. federal and New York State law will be passed upon for us by Reed Smith LLP, New York, New York. Any underwriters or agents will be advised about other issues relating to the offering by counsel to be named in the applicable prospectus supplement.

EXPERTS

The consolidated financial statements of ADSE as of December 31, 2023 and 2022 and for each of the three years in the period ended December 31, 2023 incorporated by reference in this Prospectus and in the Registration Statement have been so included in reliance on the report of BDO AG Wirtschaftsprüfungsgesellschaft, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting. The report on the consolidated financial statements contains an explanatory paragraph regarding the Company’s ability to continue as a going concern.

ENFORCEMENT OF CIVIL LIABILITIES

Certain of our directors and executive officers may be nonresidents of the United States. All or a substantial portion of the assets of such nonresident persons and of our company are located outside the United States. As a result, it may not be possible to effect service of process within the United States upon such persons or our company, or to enforce against such persons or us in U.S. Courts judgments obtained in such courts predicated upon the civil liability provisions of the federal securities laws of the United States. We have been advised by our Irish counsel that there is doubt as to the enforceability in Ireland against our company and our executive officers and directors who are non-residents of the United States, in original actions or in actions for enforcement of judgments of U.S. Courts, of liabilities predicated solely upon the securities laws of the United States.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement (including exhibits to the registration statement) on Form F-3 under the Securities Act. This prospectus, which is part of the registration statement, does not contain all of the information set forth in the registration statement and the exhibits and schedules to the registration statement. For further information, we refer you to the registration statement and the exhibits and schedules filed as part of the registration statement. If a document has been filed as an exhibit to the registration statement, we refer you to the copy of the document that has been filed. Each statement in this prospectus relating to a document filed as an exhibit is qualified in all respects by the filed exhibit. We are subject to the informational requirements of the Exchange Act that are applicable to foreign private issuers. Accordingly, we are required to file or furnish reports and other information with the SEC, including annual reports on Form 20-F and reports on Form 6-K. The SEC maintains an Internet website that contains reports and other information regarding issuers that file electronically with the SEC. Our filings with the SEC are available to the public through the SEC’s website at http://www.sec.gov. As a foreign private issuer, we are exempt under the Exchange Act from, among other things, the rules prescribing the furnishing and content of proxy statements, and our executive officers, directors and principal and selling securityholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. In addition, we will not be required under the Exchange Act to file periodic reports and financial statements with the SEC as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act. We maintain a corporate website at https://adstec-energy.com/. Information contained on, or that can be accessed through, our website does not constitute a part of this prospectus. We have included our website address in this prospectus solely for informational purposes.

DOCUMENTS INCORPORATED BY REFERENCE

The SEC allows the Company to “incorporate by reference” into this prospectus the information we file with or furnish to the SEC, which means that the Company can disclose important information to you by referring you to those documents. The Company hereby incorporates by reference in this prospectus the documents listed below and all amendments or supplements we may file to such documents:

●	the Company’s Annual Report on Form 20-F filed with the SEC on April 30, 2024;

●	any future filings on Form 20-F made with the SEC under the Exchange Act after the date of this prospectus and prior to the termination of the offering of the securities offered by this prospectus;

●	the Company’s reports of foreign private issuer on Form 6-K or Form 6-K/A (each, a “Form 6-K”) furnished to the SEC on February 8, 2024, March 14, 2024, April 29, 2024, April 30, 2024, May 14, 2024, August 30, 2024, September 4, 2024, September 13, 2024, and October 18 2024;

●	any future reports on Form 6-K that we furnish to the SEC after the date of this prospectus that are identified in such reports as being incorporated by reference in this prospectus; and

●	the description of the securities contained in our registration statement on Form 8-A filed on December 22, 2021 pursuant to Section 12 of the Exchange Act, together with all amendments and reports filed for the purpose of updating that description.

All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act and, to the extent specifically designated therein, Form 6-K’s, in each case, after the date of the initial registration statement of which this prospectus is a part and prior to the effectiveness of the registration statement, as well as prior to the completion or termination of the offering of securities under this prospectus, shall be deemed to be incorporated by reference in this prospectus and to be a part hereof from the date of filing or furnishing of such documents.

Any statement contained herein or in a document, all or a portion of which is incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

Notwithstanding the foregoing, no information is incorporated by reference in this prospectus or any prospectus supplement hereto where such information under applicable forms and regulations of the SEC is not deemed to be “filed” under Section 18 of the Exchange Act or otherwise subject to the liabilities of that section, unless the report or filing containing such information indicates that the information therein is to be considered “filed” under the Exchange Act or is to be incorporated by reference in this prospectus or any prospectus supplement hereto.

We will provide to each person, including any beneficial owner, to whom this prospectus is delivered, a copy of any or all the reports or documents incorporated by reference in this prospectus, at no cost to the requester, upon written or oral request to us at the following address: ADS-TEC Energy PLC, 10 Earlsfort Terrace, Dublin 2, D02 T380, Ireland.

ADS-TEC ENERGY PUBLIC LIMITED COMPANY

$53,763,441 Aggregate Principal Amount of Senior Secured Convertible Notes

Ordinary Shares Underlying the Senior Secured Convertible Notes

Warrants to Purchase 1,116,072 Ordinary Shares
1,116,072 Ordinary Shares Underlying the Warrants

PROSPECTUS SUPPLEMENT

May 1, 2025